Exhibit 4.2

AMENDED AND RESTATED

JUNIOR-PRIORITY COLLATERAL AGREEMENT

dated as of

February 2, 2021

among

CHS/COMMUNITY HEALTH SYSTEMS, INC.,

COMMUNITY HEALTH SYSTEMS, INC.,

the Subsidiaries of the Company

from time to time party hereto

and

REGIONS BANK,

as Junior-Priority Collateral Agent

Reference is made to (i) the ABL Intercreditor Agreement (as herein defined), (ii) the Senior-Junior Lien Intercreditor Agreement (as herein defined) and (iii) the Junior-Priority Lien Pari Passu Intercreditor Agreement (as herein defined and, together with the ABL Intercreditor Agreement and the Senior-Junior Lien Intercreditor Agreement, each as amended, restated, amended and restated, supplemented or modified from time to time, the “Intercreditor Agreements”). Notwithstanding anything herein to the contrary, the lien and security interest granted to the Junior-Priority Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Junior-Priority Collateral Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreements. In the event of any conflict or inconsistency between the terms of the Intercreditor Agreements and this Agreement, the terms of the Intercreditor Agreements shall govern.

TABLE OF CONTENTS1

		Page
ARTICLE I

Definitions
SECTION 1.01.	Indentures	2
SECTION 1.02.	Other Defined Terms	2

ARTICLE II

Pledge of Securities

SECTION 2.01.	Pledge	16
SECTION 2.02.	Delivery of the Pledged Collateral	18
SECTION 2.03.	Representations, Warranties and Covenants	18
SECTION 2.04.	Certification of Limited Liability Company Interests and Limited Partnership Interests	19
SECTION 2.05.	Registration in Nominee Name; Denominations	20
SECTION 2.06.	Voting Rights; Dividends and Interest, Etc	20

ARTICLE III

Security Interests in Personal Property

SECTION 3.01.	Security Interest	22
SECTION 3.02.	Representations and Warranties	25
SECTION 3.03.	Covenants	27
SECTION 3.04.	Other Actions	31
SECTION 3.05.	Covenants Regarding Patent, Trademark and Copyright Collateral	33

ARTICLE IV

Remedies

SECTION 4.01.	Remedies Upon Default	34
SECTION 4.02.	Application of Proceeds	36
SECTION 4.03.	Grant of License to Use Intellectual Property	37
SECTION 4.04.	Securities Act, Etc	37

[1]	NTD: ToC to be updated.

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Schedules

Schedule I	Exact Legal Names of Each Grantor
Schedule II	Subsidiary Guarantors
Schedule III	Capital Stock; Stock Ownership; Pledged Debt Securities
Schedule IV	Debt Instruments; Advances
Schedule V	Mortgage Filings
Schedule VI	Intellectual Property
Schedule VII	Commercial Tort Claims

Exhibits

Exhibit A	Form of Supplement

iii

AMENDED AND RESTATED JUNIOR-PRIORITY COLLATERAL AGREEMENT dated as of February 2, 2021 (this “Agreement”), among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Company”), COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (“Parent”), the Subsidiaries from time to time party hereto and REGIONS BANK (“Regions Bank”), as collateral agent for the Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Junior-Priority Collateral Agent”), Regions Bank, in its capacity as the 2023 Notes Authorized Representative and in its capacity as the 2024 Notes Authorized Representative (each as defined below) and each Additional Authorized Representative (as defined below) from time to time party hereto.

PRELIMINARY STATEMENT

Reference is made to (a) the Junior-Priority Collateral Agreement dated as of June 22, 2018 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Junior-Priority Collateral Agreement”), among the Company, Parent, the Subsidiaries of the Company from time to time party thereto and the Junior-Priority Collateral Agent, (b) that certain indenture, dated as of June 22, 2018, governing the Company’s Junior-Priority Senior Secured Notes due 2023 (such notes, the “2023 Notes”) (as amended, restated, supplemented or otherwise modified from time to time, the “2023 Notes Indenture”), among the Company, each Guarantor party thereto and Regions Bank, an Alabama banking corporation, as trustee (in such capacity and together with its successors in such capacity, the “2023 Notes Authorized Representative”) and as the Junior-Priority Collateral Agent, (c) that certain indenture, dated as of June 22, 2018, governing the Company’s 8.125% Junior-Priority Senior Secured Notes due 2024 (such notes, the “2024 Notes” and, together with the 2023 Notes, the “Notes”) (as amended, restated, supplemented or otherwise modified from time to time, the “2024 Notes Indenture” and, together with the 2023 Indenture, the “Indentures”), among the Company, each Guarantor party thereto and Regions Bank, an Alabama banking corporation, as trustee (in such capacity and together with its successors in such capacity, the “2024 Notes Authorized Representative”) and as the Junior-Priority Collateral Agent, (d) the Amended and Restated ABL Intercreditor Agreement (the “ABL Intercreditor Agreement”), dated as of June 22, 2018, among JPMorgan Chase Bank, N.A., as ABL Agent (as defined therein), Credit Suisse AG, as Senior-Priority Collateral Agent (as defined therein), Credit Suisse AG, as Senior-Priority Non-ABL Loan Agent (as defined therein), Regions Bank, as 2021 Secured Notes Trustee (as defined therein), Regions Bank, as 2023 Secured Notes Trustee (as defined therein), Regions Bank, as Junior-Priority Collateral Agent (as defined therein) Regions Bank, as trustee under the 2023 Notes Indenture, Regions Bank, as trustee under the 2024 Notes Indenture, the Company, Parent, the Subsidiaries of the Company from time to time party thereto and each Additional Agent (as defined therein) from time to time party thereto, (e) the Senior-Junior Lien Intercreditor Agreement (the “Senior-Junior Lien Intercreditor Agreement”), dated as of June 22, 2018, among Credit Suisse AG, Cayman Islands Branch, as Initial Senior-Priority Collateral Agent (as defined therein), Regions Bank, as Initial Junior-Priority Collateral Agent (as defined therein), the Company, Parent and each Additional Agent (as defined therein) from time to time party thereto for the Additional Holders (as defined therein), (f) the Junior-Priority Lien Pari Passu Intercreditor Agreement (the “Junior-Priority Lien Pari Passu Intercreditor Agreement” and, together with the ABL Intercreditor Agreement and the Senior-Junior Lien Intercreditor

Agreement, each as amended, restated, amended and restated, supplemented or modified from time to time, the “Intercreditor Agreements”), dated as of June 22, 2018, among Regions Bank, as collateral agent for the Junior-Priority Secured Parties (as defined therein), Regions Bank, in its capacity as the 2023 Notes Authorized Representative, Regions Bank, in its capacity as the 2024 Notes Authorized Representative and each additional Authorized Representative (as defined therein) from time to time party thereto for the Additional Junior-Priority Secured Parties (as defined therein) of the series with respect to which it is acting in such capacity and (g) any Pari Passu Agreements (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given or ascribed to it in Article I).

Additionally, to the extent permitted by the Indentures, the Grantors may from time to time enter into Pari Passu Agreements, and the Obligations owed to the holders of Pari Passu Debt Obligations may be secured hereunder on a pari passu basis with the Junior-Priority Obligations.

Parent, the Company and each Guarantor desire to amend and restate the Existing Junior-Priority Collateral Agreement in the form hereof, to among other things, reaffirm their obligations under the Existing Junior-Priority Collateral Agreement and to make certain amendments thereto. Accordingly, the parties hereto agree to amend and restate the Existing Junior-Priority Collateral Agreement in its entirety as follows:

ARTICLE I

Definitions

SECTION 1.01. Indentures. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the New York UCC (as such term is defined herein); provided that, if any definition given to such term in Chapter 9 of the New York UCC conflicts with the definition given to such term in any other chapter of the New York UCC, the Chapter 9 definition shall prevail. The following terms are used herein as defined in the New York UCC: “Accounts”, “Account Debtor”, “Chattel Paper”, “Commercial Tort Claims”, “Documents”, “Electronic Chattel Paper”, “Equipment”, “General Intangibles”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights” and “Proceeds”. All references to the Uniform Commercial Code shall mean the New York UCC.

(b) The rules of construction specified in Section 1.4 of the 2023 Notes Indenture also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2023 Notes” shall have the meaning assigned to such term in the preliminary statement.

“2023 Notes Authorized Representative” shall have the meaning assigned to such term in the preliminary statement.

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“2023 Notes Indenture” shall have the meaning assigned to such term in the preliminary statement.

“2023 Notes Obligations” shall mean any Obligations under the Note Documents in respect of the 2023 Notes.

“2023 Notes Secured Parties” means the holders of the 2023 Notes Obligations and the 2023 Notes Authorized Representative.

“2024 Notes” shall have the meaning assigned to such term in the preliminary statement.

“2024 Notes Authorized Representative” shall have the meaning assigned to such term in the preliminary statement.

“2024 Notes Indenture” shall have the meaning assigned to such term in the preliminary statement.

“2024 Notes Obligations” shall mean any Obligations under the Note Documents in respect of the 2024 Notes.

“2024 Notes Secured Parties” means the holders of the 2024 Notes Obligations and the 2024 Notes Authorized Representative.

“ABL Collateral Agent” shall mean JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the ABL Facility Secured Parties, together with its successors and permitted assigns under the ABL Facility Agreement and the ABL Facility Collateral Documents.

“ABL Facility Agreement” shall mean (i) the ABL Credit Agreement dated as of April 3, 2018 among the Company, Parent, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents), (ii) any amendments, extensions, renewals, restatements, refundings, replacements, refinancings, supplements, modifications or other changes (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time of the foregoing and (iii) any one or more additional agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder) in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under (or otherwise incurred in compliance with) such ABL Facility Agreement (whether documented in the agreement for such ABL Facility Agreement or in a separate written instrument) or one or more successors to the ABL Facility Agreement.

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“ABL Facility Collateral Documents” shall mean the Guarantee and Collateral Agreement, dated as of April 3, 2018 (as amended, restated, supplemented or otherwise modified from time to time), among Parent, the Company certain of its Subsidiaries identified therein as guarantors and JPMorgan Chase Bank, N.A., as the collateral agent, together with the documents related thereto (including any supplements thereto), the ABL Intercreditor Agreement, the intellectual property security agreements, the mortgages and each other agreement, instrument or other document entered into in favor of the ABL Collateral Agent or any of the other ABL Facility Secured Parties for purposes of securing the ABL Facility Obligations (including the guarantees thereof), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“ABL Facility Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the loans under the ABL Facility Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Company under the ABL Facility Agreement in respect of any letter of credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Company to any of the ABL Facility Secured Parties under the ABL Facility Agreement, the ABL Facility Collateral Documents and each of the other loan documents in respect thereof, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Company under or pursuant to the ABL Facility Agreement, the ABL Facility Collateral Documents and each of the other loan documents in respect thereof and (c) the due and punctual payment and performance of all the obligations of Parent and each other Subsidiary of Parent under or pursuant to the ABL Facility Collateral Documents and each of the other loan documents in respect of the ABL Facility Agreement.

“ABL Facility Secured Parties” shall mean (a) the holders of ABL Facility Obligations, (b) the Representative(s) with respect thereto and (c) the successors and assigns of each of the foregoing.

“ABL Intercreditor Agreement” shall have the meaning assigned to such term in the preliminary statement.

“ABL Priority Collateral” shall have the meaning assigned to such term in the ABL Intercreditor Agreement.

“Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

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“Additional Authorized Representative” shall mean each additional Authorized Representative named in the applicable Officer’s certificate, delivered in accordance with Section 6.09(c), for a Series of Pari Passu Debt Obligations or Pari Passu Secured Parties (x) that became subject to the Existing Junior-Priority Collateral Agreement after June 22, 2018 or (y) will become subject to this Agreement on or after the Restatement Effective Date.

“Additional Senior-Priority Obligation Collateral Documents” shall mean, in respect of any series of Additional Senior-Priority Obligations, each agreement, instrument or other document entered into in favor of the Representative(s) in respect of such Indebtedness or any of the other secured parties in respect thereof for purposes of securing the Obligations under such Indebtedness, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Additional Senior-Priority Obligation Secured Parties” shall mean (a) the holders of any Additional Senior-Priority Obligations, (b) any Representative(s) with respect thereto and (c) the successors and assigns of each of the foregoing.

“Additional Senior-Priority Obligations” shall mean any Obligations secured by a Senior-Priority Lien that are permitted to be incurred and permitted to be secured by a Senior-Priority Lien by the then existing Note Documents of each Series, the then existing Pari Passu Agreements and the then existing Senior-Priority Debt Documents.

“Affiliate” shall mean any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall have the meaning assigned to such term in the preamble.

“Applicable Priority Agent” shall mean, with respect to any Collateral, the applicable Priority Agent with respect to such Collateral.

“Article 9 Collateral” shall have the meaning assigned to such term in Section 3.01.

“Authorized Representative” means (i) in the case of the 2023 Notes Obligations or the 2023 Notes Secured Parties, the 2023 Notes Authorized Representative, (ii) in the case of the 2024 Notes Obligations or the 2024 Notes Secured Parties, the 2024 Notes Authorized Representative and (iii) in the case of any Series of Pari Passu Debt Obligations, the Authorized Representative named for such Series in accordance with Section 6.09(c).

“Business Day” shall mean each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York, United States or the jurisdiction of the place of payment are authorized or required by law to close.

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“Capital Stock” of any Person shall mean any and all shares of, rights to purchase, warrants, options or depositary receipts for, or other equivalents of or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Claiming Guarantor” shall have the meaning assigned to such term in Section 5.02.

“Collateral” shall mean the Article 9 Collateral and the Pledged Collateral.

“Company” shall have the meaning assigned to such term in the preamble.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

“Contributing Guarantor” shall have the meaning assigned to such term in Section 5.02.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person under any registered copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any registered copyright now or hereafter owned by any third person, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all registered copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country), including those registered and pending copyrights listed on Schedule VI.

“Credit Agreement” shall mean (i) the Fourth Amended and Restated Credit Agreement dated as of March 23, 2018, among the Company, Parent, the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents), (ii) any amendments, extensions, renewals, restatements, refundings, replacements, refinancings, supplements, modifications or other changes (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time of the foregoing and (iii) any one or more additional agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder) in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under (or otherwise incurred in compliance with) such Credit Agreement (whether documented in the agreement for such Credit Agreement or in a separate written instrument) or one or more successors to the Credit Agreement.

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“Credit Agreement Collateral Documents” shall mean the Non-ABL Senior Collateral Agreement, the First Lien Intercreditor Agreement, ABL Intercreditor Agreement, the Senior-Junior Lien Intercreditor Agreement, the intellectual property security agreements, the mortgages and each other agreement, instrument or other document entered into in favor of the Non-ABL Senior Collateral Agent or any of the other Credit Agreement Secured Parties for purposes of securing the Credit Agreement Obligations (including the guarantees thereof), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Credit Agreement Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the loans under the Credit Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Company under the Credit Agreement in respect of any letter of credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Company to any of the Credit Agreement Secured Parties under the Credit Agreement and each of the other loan documents in respect thereof, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Company under or pursuant to the Credit Agreement and each of the other loan documents in respect thereof, (c) the due and punctual payment and performance of all the obligations of Parent and each other Subsidiary of Parent under or pursuant to the Non-ABL Senior Collateral Agreement and each of the other loan documents in respect of the Credit Agreement and (d) the due and punctual payment and performance of all obligations of Parent and each Subsidiary of Parent under each hedging agreement or cash management arrangement that (i) was in effect on July 25, 2007 with a counterparty that is, or is an Affiliate of, the administrative agent or a lender under the Credit Agreement as of July 25, 2007 or (ii) is entered into after July 25, 2007 with any counterparty that is, or is an Affiliate of, the administrative agent or a lender under the Credit Agreement at the time such hedging agreement or cash management arrangement is entered into; provided, however, that the aggregate amount of obligations under cash management arrangements that shall constitute “Credit Agreement Obligations” shall not exceed $200.0 million at any time.

“Credit Agreement Secured Parties” shall mean (a) the holders of Credit Agreement Obligations, (b) the Representatives with respect thereto and (c) the successors and assigns of each of the foregoing.

“Credit Agreement Termination Event” shall mean the termination of all commitments and the payment in full of all amounts payable under the Fourth Amended and Restated Credit Agreement dated as of March 23, 2018, among the Company, Parent, the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent, on November

19, 2019 pursuant to the execution and delivery of a payoff later, dated November 19, 2019, by and among the Company, Parent and Credit Suisse AG, in its capacity as administrative agent.

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“Domestic Subsidiary” shall mean, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“Event of Default” shall mean any Event of Default under and as defined in any of (a) the 2023 Notes Indenture, (b) the 2024 Notes Indenture or (c) any Pari Passu Agreement, as the context requires, provided that any notice, lapse of time or other condition precedent to the occurrence of such Event of Default in the relevant instrument shall have been satisfied.

“Exchange Offers” shall mean the exchange offers, commenced on May 4, 2018, made by the Company to holders of its outstanding 8.000% Senior Notes due 2019 (the “2019 Notes”), 7.125% Senior Notes due 2020 (the “2020 Notes”) and 6.875% Senior Notes due 2022 (the “2022 Notes” and, together with the 2019 Notes and the 2020 Notes, the “Old Notes”) to exchange such Old Notes (A) in the case of the 2019 Notes, for 2023 Notes and (B) in the case of the 2020 Notes and 2022 Notes, for 2024 Notes, on the terms and subject to the conditions set forth in the Company’s offering memorandum dated as of May 4, 2018.

“Excluded Assets” shall have the meaning assigned to such term in Section 3.01.

“Excluded Stock Collateral” shall have the meaning assigned to such term in Section 2.01.

“Existing Secured Notes” shall mean (a) the $1,000,000,000 aggregate principal amount of 5.125% senior secured notes due 2021 issued by the Company on January 27, 2014 and (b) the $3,100,000,000 aggregate principal amount of 6.250% senior secured notes due 2023 issued by the Company (of which $2,200,000,000 aggregate principal amount was issued on March 16, 2017 and $900,000,000 aggregate principal amount was issued on May 12, 2017).

“Existing Secured Notes Collateral Documents” shall mean the Non-ABL Senior Collateral Agreement, the First Lien Intercreditor Agreement, the ABL Intercreditor Agreement, the Senior-Junior Lien Intercreditor Agreement, the intellectual property security agreements, the mortgages and each other agreement, instrument or other document entered into in favor of the Non-ABL Senior Collateral Agent or any other Existing Secured Notes Secured Party for purposes of securing the Obligations in respect of any or all of the Existing Secured Notes (including the guarantees thereof), the Existing Secured Notes Collateral Documents and any or all of the indentures governing any or all of the Existing Secured Notes, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Existing Secured Notes Secured Parties” shall mean (a) the holders of the Obligations in respect of any or all of the Existing Secured Notes, (b) the respective Representative(s) with respect thereto and (c) the successors and assigns of each of the foregoing.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 4.04.

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“First Lien Intercreditor Agreement” shall mean the First Lien Intercreditor Agreement, dated as of August 17, 2012, among Credit Suisse AG, as collateral agent and authorized representative, Regions Bank, as trustee and authorized representative, and the additional authorized representatives from time to time party thereto.

“Foreign Subsidiary” shall mean, with respect to any Person, (i) any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary and (ii) any Subsidiary of such Person that otherwise would be a Domestic Subsidiary substantially all of whose assets consist of Capital Stock and/or indebtedness of one or more Foreign Subsidiaries and any other assets incidental thereto.

“Governmental Authority” shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

“Grantors” shall mean the Company and the Guarantors.

“Guarantees” shall mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include (x) endorsements for collection or deposit in the ordinary course of business or consistent with past practice and (y) standard contractual indemnities or product warranties provided in the ordinary course of business; provided, further, that the amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” shall mean Parent and the Subsidiary Guarantors.

“Indemnitees” shall have the meaning assigned to such term in Section 6.06.

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“Indebtedness” shall mean Indebtedness under and as defined in (a) the 2023 Notes Indenture, (b) the 2024 Notes Indenture or (c) any Pari Passu Agreement, as the context requires.

“Indentures” shall have the meaning assigned to such term in the preliminary statement.

“Intellectual Property” shall mean all intellectual property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation and registrations, and all additions and improvements to any of the foregoing.

“Intercreditor Agreements” shall have the meaning assigned to such term in the preliminary statement.

“Junior-Priority Collateral Agent” shall have the meaning assigned to such term in the preamble.

“Junior-Priority Lien Pari Passu Intercreditor Agreement” shall have the meaning assigned to such term in the preliminary statement.

“Junior-Priority Obligations” shall mean the 2023 Notes Obligations, the 2024 Notes Obligations and the Pari Passu Debt Obligations.

“Junior-Priority Secured Parties” means (i) the 2023 Notes Secured Parties, (ii) the 2024 Notes Secured Parties and (iii) the Pari Passu Secured Parties.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party, including those listed on Schedule VI.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Mortgaged Properties” shall mean, at any time, those certain parcels of real property owned by Parent or any of its Subsidiaries that at such time is subject to a mortgage Lien to secure Credit Agreement Obligations.

“New York UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-ABL Priority Collateral” shall mean all assets of the Company and the Guarantors constituting Collateral, whether owned on or acquired after June 22, 2018, and not constituting ABL Priority Collateral, including cash, money, instruments, securities, financial assets and deposit accounts directly received as proceeds of any Non-ABL Priority Collateral.

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“Non-ABL Senior Collateral Agent” shall mean Credit Suisse AG, in its capacity as collateral agent under the Non-ABL Senior Collateral Agreement, and any successor thereto in such capacity.

“Non-ABL Senior Collateral Agreement” shall mean the Amended and Restated Guarantee and Collateral Agreement, dated as of July 25, 2007, as amended and restated as of November 5, 2010, as further amended on August 17, 2012, by and among Parent, the Company, certain of its Subsidiaries identified therein as guarantors and Credit Suisse AG, as the collateral agent, together with the documents related thereto (including the supplements thereto and certificates delivered thereunder designating indebtedness and other obligations as “Pari Passu Debt Obligations” thereunder), as amended, restated, supplemented or otherwise modified from time to time.

“Non-Significant Subsidiary” means at any time, any Subsidiary of the Company (a) which at such time has total assets (on a book value basis (including the total assets of any subsidiaries of such Subsidiary on a book value basis)), or for which the Company or any of its Subsidiaries shall have paid (including the assumption of Indebtedness) in connection with the acquisition of Capital Stock or the total assets of such Subsidiary, less than $10.0 million or (b) which does not and will not itself or through its subsidiaries own a hospital or an interest in a hospital or manage or operate a hospital as a “Non-Significant Subsidiary”; provided that the total assets of all Non-Significant Subsidiaries at any time does not exceed 5.0% of the total assets of Parent, the Company and its Restricted Subsidiaries on a consolidated basis.

“Note Documents” shall mean with respect to a series of Notes, the Notes of such series (including any additional Notes of such series issued after the original issue date), the Guarantees of such series of Notes, the Notes Collateral Documents in respect of such series of Notes and the Indenture in respect of such series of Notes.

“Notes” shall have the meaning assigned to such term in the preliminary statement.

“Notes Collateral Documents” shall mean, with respect to a series of Notes, this Agreement, the Intercreditor Agreements, the intellectual property security agreements, the mortgages and each other agreement, instrument or other document entered into in favor of the Junior-Priority Collateral Agent or any other Notes Secured Party for purposes of securing the Obligations in respect of such series of Notes (including the Guarantees thereof), the applicable Notes Collateral Documents and the applicable Indenture, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Notes Secured Parties” shall mean with respect to a series of Notes, (a) the holders of Obligations in respect of such series of Notes (including the related Guarantees), the Notes Collateral Documents in respect of such series of Notes and the Indenture in respect of such series of Notes, (b) the Authorized Representative(s) in respect of such series of Notes and (c) the successors and assigns of each of the foregoing.

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“Obligations” shall mean any principal, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for Post-Petition Interest is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” shall mean, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Managing Director, or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of the applicable Indenture by the Board of Directors of such Person.

“Parent” shall have the meaning assigned to such term in the preamble.

“Pari Passu Agreement” shall mean any indenture, credit agreement or other agreement, document or instrument, if any, pursuant to which any Grantor has or will incur, assume or otherwise become liable for, Pari Passu Debt Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time; provided that, in each case, the Indebtedness and other obligations thereunder have been designated as Pari Passu Debt Obligations pursuant to and in accordance with Section 6.09(c).

“Pari Passu Debt Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under any Pari Passu Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), in each case, that have been designated as Pari Passu Debt Obligations pursuant to and in accordance with this Agreement and that the Representative in respect thereof has become party to this Agreement and the Intercreditor Agreements.

“Pari Passu Secured Parties” shall mean (a) the holders of any Pari Passu Debt Obligations, (b) any Authorized Representative(s) with respect thereto and (c) the successors and assigns of each of the foregoing.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office (or any successor or any similar

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offices in any other country), including those listed on Schedule VI, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to exclude others from making, using and/or selling the inventions disclosed or claimed therein.

“Permitted Joint Venture Subsidiary” shall mean Permitted Joint Venture Subsidiary under and as defined in the Credit Agreement (as in effect immediately prior to the Credit Agreement Termination Event).

“Permitted Liens” shall mean Permitted Liens under and as defined in (a) the 2023 Notes Indenture, (b) the 2024 Notes Indenture or (c) any Pari Passu Agreement, as the context requires.

“Permitted Syndication Subsidiary” shall mean Permitted Syndication Subsidiary under and as defined in the Credit Agreement (as in effect immediately prior to the Credit Agreement Termination Event).

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 2.01.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall have the meaning assigned to such term in Section 2.01.

“Post-Petition Interest” shall mean any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable as a claim in any such bankruptcy or insolvency proceeding.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Priority Agent” shall mean, with respect to any matter, the agent or representative from time to time under the relevant Intercreditor Agreement or Agreements (other than the Junior-Priority Lien Pari Passu Intercreditor Agreement) who has authority to act on such matter for the holders of the related Senior-Priority Obligations.

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“Regions Bank” shall have the meaning assigned to such term in the preamble.

“Representative” shall mean, with respect to any Person, such Person’s designated agent.

“Restatement Effective Date” shall mean February 2, 2021.

“Restricted Subsidiary” shall mean any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Rule 3-16” shall have the meaning assigned to such term in Section 2.01.

“SEC” shall mean the U.S. Securities and Exchange Commission or any successor thereto.

“Secured Parties” shall mean the Notes Secured Parties and any Pari Passu Secured Parties.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Securitization Subsidiary” shall mean Securitization Subsidiary under and as defined in the Credit Agreement (as in effect immediately prior to the Credit Agreement Termination Event).

“Security Interest” shall have the meaning assigned to such term in Section 3.01.

“Senior-Junior Lien Intercreditor Agreement” shall have the meaning assigned to such term in the preliminary statement.

“Senior-Priority Collateral Documents” shall mean collectively, the Existing Secured Notes Collateral Documents, the Credit Agreement Collateral Documents, the ABL Facility Collateral Documents and the Additional Senior-Priority Obligation Collateral Documents.

“Senior-Priority Debt Documents” shall mean, with respect to any class of Senior-Priority Obligations, the credit agreements, loan agreements, notes, indentures, Senior-Priority Collateral Documents or other operative agreements evidencing or governing such Senior-Priority Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Senior-Priority Lien” shall mean any Lien on Collateral in favor of the Senior-Priority Secured Parties that is senior in priority to the Lien on such Collateral in favor of the Junior-Priority Secured Parties pursuant to, and in accordance with, the Intercreditor Agreements.

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“Senior-Priority Obligations” shall mean the Obligations in respect of the Existing Secured Notes, the Credit Agreement Obligations, the ABL Facility Obligations and any Additional Senior-Priority Obligations secured by the Collateral on a pari passu basis (but without regard to control of remedies) with any series of Existing Secured Notes, the Credit Agreement Obligations or the ABL Facility Obligations (and, in each case, any and all guarantees in respect thereof).

“Senior-Priority Registered Debt Securities” shall have the meaning assigned to such term in Section 2.01.

“Senior-Priority Secured Parties” shall mean (a) the ABL Facility Secured Parties, (b) the Credit Agreement Secured Parties, (c) the Existing Secured Notes Secured Parties and (d) any Additional Senior-Priority Obligation Secured Parties.

“Series” shall mean (a) the 2023 Notes Obligations, (b) the 2024 Notes Obligations and (c) any Pari Passu Debt Obligations which are represented by a common Authorized Representative.

“Subsidiary” shall mean, with respect to any Person, (1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (2) any partnership, joint venture, limited liability company or similar entity of which:

(a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantors” shall mean (a) the Subsidiaries identified on Schedule II hereto as Subsidiary Guarantors and (b) each other Subsidiary that becomes a party to this Agreement as a Grantor after the Restatement Effective Date.

“Taxes” shall mean all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.

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“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all registered trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and applications for registration (other than intent-to-use applications) in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States, and all extensions or renewals thereof, including those listed on Schedule VI, and (b) all goodwill associated therewith or symbolized thereby.

“Transactions” shall mean Exchange Offers and the other transactions in connection therewith.

“Unrestricted Subsidiary” shall mean any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary under a then existing Indenture.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. (a) As security for the payment or performance, as the case may be, in full of the Junior-Priority Obligations, each Grantor hereby assigns and pledges to the Junior-Priority Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Junior-Priority Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the Capital Stock owned by such Grantor on June 22, 2018 (including all such Capital Stock listed on Schedule III), (ii) any other Capital Stock obtained after June 22, 2018 by such Grantor and (iii) the certificates representing all such Capital Stock (all the foregoing collectively referred to herein as the “Pledged Stock”) (provided, however, that the Pledged Stock shall not include (A) more than 65% of the outstanding voting Capital Stock in any Foreign Subsidiary of the Company, (B) any Capital Stock in any Non-Significant Subsidiary, (C) any Capital Stock in any Permitted Syndication Subsidiary, any Securitization Subsidiary or any Permitted Joint Venture Subsidiary to the extent the pledge of the Capital Stock in such Subsidiary is prohibited by any applicable Contractual Obligation or requirement of law, or (D) any minority Capital Stock), (b)(i) the debt securities held by such Grantor on June 22, 2018 (including all such debt securities listed opposite the name of such Grantor on Schedule III), (ii) any debt securities in the future issued to such Grantor after June 22, 2018 and (iii) the promissory notes and any other instruments evidencing such debt securities (excluding any promissory notes issued by employees of any Grantor) (all the foregoing collectively referred to herein as the “Pledged Debt Securities”), (c) all other property that may be delivered to and held by the Junior-Priority Collateral Agent pursuant to the terms of this Section 2.01, (d) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above,

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(e) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above, and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

(b) Notwithstanding anything herein to the contrary, “Pledged Collateral” shall be limited as follows: (i) so long as the Existing Secured Notes or any other hereafter issued debt securities of the Company constituting Senior-Priority Obligations that are registered under the Securities Act (together with the Existing Secured Notes, the “Senior-Priority Registered Debt Securities”) are outstanding and subject to Rule 3-16 of Regulation S-X under the Securities Act (“Rule 3-16”), the stock, other Capital Stock and other securities of a Subsidiary of Parent otherwise constituting Pledged Collateral will constitute Pledged Collateral only to the extent that such stock, Capital Stock and other securities can secure the Senior-Priority Registered Debt Securities without Rule 3-16 (or any other U.S. Federal law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other U.S. Federal government agency), (ii) in the event that Rule 3-16 (or any such other U.S. Federal law, rule or regulation) requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s stock, Capital Stock or other securities secure any such Senior-Priority Registered Debt Securities, then the stock, Capital Stock and other securities of such Subsidiary shall automatically be deemed not to be part of the Pledged Collateral (but only to the extent necessary to not be subject to such requirement) (such excluded portions of the stock, Capital Stock and other securities, the “Excluded Stock Collateral”); provided, however, that if (a) Rule 3-16 is thereafter amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any law, rule or regulation is adopted, which would permit) such Subsidiary’s stock, Capital Stock and other securities to secure any such Senior-Priority Registered Debt Securities in excess of the amount then pledged without filing with the SEC (or any other U.S. Federal governmental agency) of separate financial statements of such Subsidiary or (b) no Senior-Priority Registered Debt Securities are outstanding, then, in either case, the stock, Capital Stock and other securities of such Subsidiary shall automatically be deemed to be Pledged Collateral (but, in the case of clause (i) above, only to the extent necessary to not be subject to any such financial statement requirement) and (iii) in the event that a registration statement with respect to any Series of Pari Passu Debt Obligations has been filed with the SEC and is effective, the “Pledged Collateral” securing any such Series shall, at all times while any debt securities of such Series are outstanding and subject to Rule 3-16, automatically be deemed not to include any Capital Stock which, if pledged to secure such Series, would require the Company to file separate financial statements for any Subsidiary with the SEC; provided that, the limitation in this paragraph (b)(iii) shall not be applied to the Junior-Priority Obligations or to any Series of Pari Passu Debt Obligations for which no such registration statement has been filed or is effective.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Junior-Priority Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

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SECTION 2.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered any and all certificates, promissory notes, instruments or other documents representing or evidencing Pledged Securities (other than Pledged Debt Securities with a face amount less than $1,000,000) to (i) the Applicable Priority Agent or its designee (so long as Senior-Priority Obligations are outstanding, other than ABL Facility Obligations) or (ii) the Junior-Priority Collateral Agent.

(b) Each Grantor agrees promptly to deliver or cause to be delivered any and all Pledged Debt Securities with a face amount in excess of $1,000,000 to (i) the Applicable Priority Agent or its designee (so long as Senior-Priority Obligations are outstanding, other than ABL Facility Obligations) or (ii) the Junior-Priority Collateral Agent.

(c) Upon delivery to the Applicable Priority Agent or the Junior-Priority Collateral Agent, as applicable, (i) any certificates, promissory notes, instruments or other documents representing or evidencing pledges of Capital Stock shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer satisfactory to the Applicable Priority Agent or the Junior-Priority Collateral Agent, as applicable, and duly executed in blank and by such other instruments and documents as the Applicable Priority Agent or the Junior-Priority Collateral Agent, as applicable, may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Applicable Priority Agent or the Junior-Priority Collateral Agent, as applicable, may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the applicable securities, which schedule shall be attached hereto as Schedule III and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of the pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 2.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Junior-Priority Collateral Agent, for the benefit of the Secured Parties, that:

(a) As of the Restatement Effective Date, Schedule III correctly sets forth the percentage of the issued and outstanding shares of each class of the Capital Stock of the issuer thereof represented by such Pledged Stock and includes all Capital Stock, debt securities and promissory notes required to be pledged hereunder;

(b) as of the Restatement Effective Date, Schedule IV correctly sets forth all promissory notes and other evidence of indebtedness required to be pledged hereunder including all intercompany notes between Parent and any subsidiary of Parent and any subsidiary of Parent and any other such subsidiary;

(c) the Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof;

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(d) except for the security interests granted hereunder or otherwise permitted under the Indentures or the other Note Documents, each Grantor (i) is and, subject to any transfers made in compliance with the Indentures, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule III as owned by such Grantor, (ii) holds the same free and clear of all Liens other than Permitted Liens, and (iii) will not create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than in compliance with the Indentures and the other Note Documents;

(e) except for restrictions and limitations imposed by any Pari Passu Agreement, the Note Documents, the Intercreditor Agreements or securities or other laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Junior-Priority Collateral Agent of rights and remedies hereunder other than Permitted Liens;

(f) each Grantor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than any Lien created or permitted by the Note Documents or any Pari Passu Agreement), however arising, of all persons whomsoever;

(g) no material consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(h) by virtue of the execution and delivery by each Grantor of this Agreement, when any Pledged Securities are delivered to the Applicable Priority Agent or the Junior-Priority Collateral Agent in accordance with this Agreement, the Junior-Priority Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities, as security for the payment and performance of the Junior-Priority Obligations; and

(i) subject to the terms of the Intercreditor Agreements, the pledge effected hereby is effective to vest in the Junior-Priority Collateral Agent, for the ratable benefit of the Secured Parties, the rights of the Junior-Priority Collateral Agent in the Pledged Collateral as set forth herein.

SECTION 2.04. Certification of Limited Liability Company Interests and Limited Partnership Interests. If any Pledged Collateral is not a security pursuant to Section 8-103 of the Uniform Commercial Code, no Grantor shall take any action that, under such Section, converts such Pledged Collateral into a security without causing the issuer thereof to issue to it certificates or instruments evidencing such Pledged Collateral, which it shall promptly deliver to the Applicable Priority Agent or the Junior-Priority Collateral Agent, as applicable, as provided in Section 2.02.

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SECTION 2.05. Registration in Nominee Name; Denominations. Subject to the terms of the Intercreditor Agreements, the Junior-Priority Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion), upon the occurrence and during the continuance of an Event of Default, to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Junior-Priority Collateral Agent. Each Grantor will promptly give to the Junior-Priority Collateral Agent copies of any material written notices or other material written communications received by it with respect to Pledged Securities in its capacity as the registered owner thereof. After the occurrence and during the continuance of an Event of Default, subject to the terms of the Intercreditor Agreements, the Junior-Priority Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 2.06. Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Junior-Priority Collateral Agent shall have given the Grantors notice of its intent to exercise its rights under this Agreement (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under Section 6.1(a)(6) or (7) of the 2023 Notes Indenture):

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Indentures and the other Note Documents; provided, however, that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Junior-Priority Collateral Agent or the other Secured Parties under this Agreement, any Pari Passu Agreement, the Indentures or any other Note Documents or the ability of the Secured Parties to exercise the same.

(ii) The Junior-Priority Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indentures, the other Note Documents, and any Pari Passu Agreement, and applicable law; provided, however, that any noncash dividends, interest, principal

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or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the ratable benefit of the Secured Parties and shall be forthwith delivered to the Junior-Priority Collateral Agent in the same form as so received (with any necessary endorsement or instrument of assignment). This paragraph (iii) shall not apply to dividends between or among the Company, the Guarantors and any Subsidiaries only of property subject to a perfected security interest under this Agreement.

(b) Subject to the terms of the Intercreditor Agreements, to the fullest extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, after the Junior-Priority Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 2.06(a)) the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.06, then:

(i) all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Junior-Priority Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions;

(ii) all dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Junior-Priority Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Junior-Priority Collateral Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment); and

(iii) any and all money and other property paid over to or received by the Junior-Priority Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Junior-Priority Collateral Agent in an account to be established by the Junior-Priority Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02.

After all Events of Default have been cured or waived and each applicable Grantor has delivered to each Authorized Representative certificates to that effect, the Junior-Priority Collateral Agent shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

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(c) Subject to the terms of the Intercreditor Agreements, upon the occurrence and during the continuance of an Event of Default, after the Junior-Priority Collateral Agent shall have notified (or shall be deemed to have notified pursuant to Section 2.06(a)) the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Junior-Priority Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and, subject to compliance with any applicable healthcare laws, all such rights shall thereupon become vested in the Junior-Priority Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that the Junior-Priority Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and each applicable Grantor has delivered to each Authorized Representative a certificate to that effect, such voting and consensual rights shall automatically vest in the applicable Grantor, and the Junior-Priority Collateral Agent shall (1) take such steps reasonably requested by the applicable Grantor, at such Grantor’s expense, to allow all Pledged Securities registered under its name to be registered under the name of the applicable Grantor and (2) promptly repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise have been permitted to retain pursuant to the terms of paragraph (a) of this Section 2.06 that were not applied to repay the Junior-Priority Obligations.

(d) Any notice given by the Junior-Priority Collateral Agent to the Grantors exercising its rights under paragraph (a) of this Section 2.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Junior-Priority Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Junior-Priority Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Junior-Priority Obligations, each Grantor hereby assigns and pledges to the Junior-Priority Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Junior-Priority Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

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(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment;

(v) all General Intangibles;

(vi) all Instruments;

(vii) all Inventory;

(viii) all Investment Property;

(ix) all Letter-of-Credit Rights;

(x) all Commercial Tort Claims;

(xi) all books and records pertaining to the Article 9 Collateral; and

(xii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, the following property and assets of the Grantors: (I) any General Intangible, Instrument, license, property right, permit or any other contract or agreement to which a Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest will constitute or result in (x) the abandonment, invalidation or unenforceability of any right, title or interest of the Grantor therein, (y) a violation of a valid and enforceable restriction in respect of such General Intangible, Instrument, license, property right, permit or any other contract or agreement or other such rights (1) in favor of a third party or (2) under any law, regulation, permit, order or decree of any Governmental Authority or (z) a breach or termination (or result in any party thereto having the right to terminate) pursuant to the terms of, or a default under, such General Intangible, Instrument, license, property right, permit or any other contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law or principles of equity); provided, however, that such security interest will attach immediately at such time as the condition causing such abandonment, invalidation, unenforceability or breach or termination, as the case may be, is remedied and, to the extent severable, any portion of such General Intangible, Instrument, license, property right, permit or any other contract or agreement that does not result in any of the consequences specified in the immediately preceding clause (x), (y) or (z),

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including any proceeds of such General Intangible, Instrument, license, property rights, permit or any other contract or agreement, will become Collateral immediately, (II) more than 65% of the outstanding voting Capital Stock in any Foreign Subsidiary of the Company; (III) any Capital Stock in any Non-Significant Subsidiary; (IV) any Capital Stock in any Permitted Syndication Subsidiary, any Securitization Subsidiary or any Permitted Joint Venture Subsidiary to the extent the pledge of the Capital Stock in such Subsidiary is prohibited by any applicable Contractual Obligation or requirement of law; (V) any vehicle or other asset subject to certificate of title; (VI) any asset that requires perfection through control agreements (including, to the extent required in the relevant jurisdiction for deposit accounts and investment property); (VII) any minority Capital Stock; (VIII) (A) with respect to any assets that would otherwise constitute Non-ABL Priority Collateral, any such assets with respect to which the Non-ABL Senior Collateral Agent reasonably determines that the cost of creating and/or perfecting a security interest therein is excessive in relation to the benefit to the Senior-Priority Secured Parties (other than the ABL Facility Secured Parties) or that the granting or perfection of a security interest therein would violate applicable law or regulation and (B) with respect to any assets that would otherwise constitute ABL Priority Collateral, any such assets with respect to which the ABL Collateral Agent reasonably determines that the cost of creating and/or perfecting a security interest therein is excessive in relation to the benefit to the ABL Facility Secured Parties or that the granting or perfection of a security interest therein would violate applicable law or regulation; (IX) any assets (other than any General Intangible, Instrument, license, property right, permit or any other contract or agreement) owned by any Grantor that are subject to (i) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or assets of any Person that becomes a Subsidiary after July 25, 2007 prior to the time such person becomes a Subsidiary, as the case may be; provided that (x) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (y) such Lien does not apply to any other property or assets of Parent, the Company or any Subsidiary (other than affixed or incorporated into the property covered by such Lien) and (z) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and any extensions, renewals, refinancings or replacements of such obligations; or (ii) Liens securing Indebtedness to finance the acquisition, construction or improvement of fixed or capital assets; provided that (x) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition, construction or improvement, and (y) such security interests do not apply to any other property or assets of the Company or any Subsidiary, except for accessions to the property financed with the proceeds of such Indebtedness and the proceeds and the products thereof; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender secured by a Lien incurred pursuant to this clause (ii), and in the case of each of clause (i) and (ii) above, only to the extent and for so long as such Lien exists and the terms of the Indebtedness or Obligations secured thereby prevent the grant of a security interest in such assets to secure Senior-Priority Obligations or Junior-Priority Obligations; (X) Excluded Stock Collateral but only to the extent that, and for so long as, the inclusion of such Excluded Stock Collateral as collateral for any outstanding Senior-Priority Registered Debt Securities would have required the Company to file separate financial statements for any subsidiary with the SEC; and (XI) any leasehold interest in real property (collectively, the “Excluded Assets”).

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(b) Each Grantor hereby irrevocably authorizes the Junior-Priority Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Article 9 Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Junior-Priority Collateral Agent promptly upon request.

(c) Each Grantor also ratifies its authorization for the Junior-Priority Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the Restatement Effective Date.

(d) The Junior-Priority Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Junior-Priority Collateral Agent as secured party.

(e) The Security Interest is granted as security only and shall not subject the Junior-Priority Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 3.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Junior-Priority Collateral Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and marketable title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Junior-Priority Collateral Agent, for the ratable benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained or any other consent where the failure to obtain such consent could not reasonably be expected to have a material adverse effect on (i) the business, assets, operations, financial condition or operating results of the Grantors, taken as a whole, or (ii) the ability of the Grantors, taken as a whole, to pay or perform, as the case may be, in full the Junior-Priority Obligations.

(b) The Schedules attached hereto have been duly prepared and completed and the information set forth therein (including (x) the exact legal name of each Grantor in Schedule I and (y) the jurisdiction of organization of each Grantor in Schedule I) is true and correct in all material respects as of the Restatement Effective Date. Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or

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registrations containing a description of the Article 9 Collateral have been prepared by, or at the direction of, the Company in accordance with the information provided to each Authorized Representative in the applicable Schedules attached hereto for filing in each governmental, municipal or other office specified in Schedule I (or specified by notice from the Company to each Authorized Representative after the Restatement Effective Date in the case of filings, recordings or registrations required by Section 3.04(a)), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights (to the extent that perfection can be achieved by such filings)) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Junior-Priority Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that a fully executed short form agreement in form and substance reasonably satisfactory to the Junior-Priority Collateral Agent, and containing a description of all Article 9 Collateral consisting of pending and issued United States Patents and United States Trademarks and United States Copyrights was delivered to the Junior-Priority Collateral Agent as of or prior to June 22, 2018 for timely recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder.

(c) As of the Restatement Effective Date, Schedule I correctly sets forth (i) the exact legal name of each Grantor, as such name appears in its respective certificate of formation; (ii) the jurisdiction of formation of each Grantor that is a registered organization; (iii) the Organizational Identification Number, if any, issued by the jurisdiction of formation of each Grantor that is a registered organization; (iv) the chief executive office of each Grantor; and (v) all locations where Grantor maintains any material books or records relating to any Accounts Receivables.

(d) As of the Restatement Effective Date, Schedule V correctly sets forth, with respect to each Mortgaged Property, (i) the exact name of the person that owns such property as such name appears in its certificate of formation or other organizational document; (ii) if different from the name identified pursuant to clause (i), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause (iii); and (iii) the filing office in which a mortgage with respect to such property must be filed or recorded in order for the Junior-Priority Collateral Agent to obtain a perfected security interest therein.

(e) As of the Restatement Effective Date, Schedule VI correctly sets forth, in proper form for filing with (a) the United States Patent and Trademark Office a list of each issued and pending Patent and Trademark, including, as applicable, the name of the registered owner and the registration number of each Patent and Trademark owned by any Grantor and (b) the United States Copyright Office a list of each Copyright, including the name of the registered owner and the registration number of each Copyright owned by any Grantor.

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(f) The Security Interest constitutes (i) a legal and valid security interest in all Article 9 Collateral securing the payment and performance of the Junior-Priority Obligations, (ii) subject to the qualifications and filings described in Section 3.02(b) (including payment of applicable fees in connection therewith), a perfected security interest in all Article 9 Collateral in which and to the extent a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or short form thereof) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be (i) a second-priority security interest in the Non-ABL Priority Collateral and a third-priority security interest in the ABL Priority Collateral, as applicable, for any of the Article 9 Collateral and (ii) subject to any Permitted Liens that have priority as a matter of law.

(g) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens. No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act, or (iv) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens. As of the Restatement Effective Date, no Grantor holds any Commercial Tort Claims in an amount in excess of $5,000,000 except as indicated on Schedule VII.

SECTION 3.03. Covenants. (a) Each Grantor agrees promptly to notify the Junior-Priority Collateral Agent in writing of any change in (i) its legal name and/or address, (ii) its identity or type of organization or corporate structure, (iii) its Federal Taxpayer Identification Number or organizational identification number or (iv) its jurisdiction of organization. Each Grantor agrees promptly to provide the Junior-Priority Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless, at its own cost and expense, all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Junior-Priority Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Article 9 Collateral. Each Grantor agrees promptly to notify the Junior-Priority Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Grantor is damaged or destroyed.

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(b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records (in all material respects) with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records (in all material respects) indicating all material payments and proceeds received with respect to any part of the Article 9 Collateral.

(c) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 3.10(a) of the 2023 Notes Indenture, the Company shall deliver to the Junior-Priority Collateral Agent a certificate executed by an Officer of the Company setting forth in the format of Schedule VI all Intellectual Property of any Grantor in existence on the date thereof that, if it had existed on the Restatement Effective Date, would have been required to be listed in such Schedule, and not then listed on such Schedules or previously so identified to the Junior-Priority Collateral Agent.

(d) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Junior-Priority Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien other than Permitted Liens.

(e) The Grantors shall, at their own expense, on or within five Business Days following June 22, 2018, (i) record and file all Uniform Commercial Code financing statements prepared pursuant to Section 3.02(b) and (ii) execute and file all Intellectual Property security agreements required or desirable in connection with the perfection of the Security Interests in Collateral in existence as of June 22, 2018 constituting U.S. Intellectual Property registrations and applications.

(f) Each Grantor will, at its own expense, (i) take steps to maintain the security interest created, or intended to be created, by this Agreement in the Collateral as a valid, legal, enforceable and perfected security interest and, without limiting the foregoing, will file all Uniform Commercial Code continuation statements or amendments as may be required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction to continue the perfection of the security interest created, or intended to be created, by this Agreement in the Collateral as a perfected security interest, (ii) take all actions reasonably required from time to time to ensure recordation of evidence of the security interest created, or intended to be created, by this Agreement in Collateral constituting Intellectual Property by execution and filing of Intellectual Property security agreements, or supplements thereto, with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, with respect to U.S. Intellectual Property registrations and applications and (iii) provide prompt written notice to the Junior-Priority Collateral Agent, in accordance with the procedures set forth in Section 6.01, of any filings or amendments made pursuant to the above clauses (i) and (ii).

(g) Each Grantor agrees, at its own expense, promptly to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions that may be required under applicable law or that any Authorized Representative or the Junior-Priority Collateral Agent may from time to time reasonably request to obtain, preserve,

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protect and perfect (to the extent that perfection can be achieved under any applicable law by such filings and actions) the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable to any Grantor under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument with a face amount in excess of $1,000,000, such note or instrument shall be promptly pledged and delivered to the Applicable Priority Agent or the Junior-Priority Collateral Agent, as applicable, duly endorsed in a manner reasonably satisfactory to the Junior-Priority Collateral Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Junior-Priority Collateral Agent, with prompt notice thereof to Grantors, to supplement this Agreement by supplementing Schedule VI or adding additional schedules hereto to identify any such assets or items identified by such Grantor each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 3.10(a) of the 2023 Notes Indenture that may constitute U.S. registrations or applications for Copyrights, Patents or Trademarks owned by such Grantor. Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary, and which the Junior-Priority Collateral Agent may from time to time reasonably request, in order that all representations and warranties hereunder shall be true and correct in all material respects with respect to such Collateral within 45 days after the date it has notified the Junior-Priority Collateral Agent of the specific identification of such Collateral.

(h) The Junior-Priority Collateral Agent and such persons as the Junior-Priority Collateral Agent may designate shall have the right to inspect, subject to a reasonable prior notice to each Grantor, the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the applicable Grantor’s affairs with the officers of such Grantor and its independent accountants and to verify the existence, validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or other Article 9 Collateral in the possession of any third person, after the occurrence and during the continuance of an Event of Default, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification, subject in each case to the requirements of applicable law, including healthcare laws, data privacy and third party confidentiality obligations, all at the expense of the Company; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only one such visit during any fiscal year shall be at the Company’s expense. The Junior-Priority Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party, subject in each case to the requirements of applicable law, including healthcare laws, data privacy and third party confidentiality obligations.

(i) Subject to the terms of the Intercreditor Agreements, at its option, upon the occurrence and during the continuation of an Event of Default, the Junior-Priority Collateral Agent may, with five Business Days’ prior written notice to the relevant Grantor, discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any

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time levied or placed on the Article 9 Collateral and not expressly permitted pursuant to the Indentures, the other Note Documents or the Pari Passu Agreements, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Indentures, any Pari Passu Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Junior-Priority Collateral Agent within five Business Days after written demand for any reasonable payment made or any reasonable expense incurred by the Junior-Priority Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Junior-Priority Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein, in the other Note Documents or in the Pari Passu Agreements.

(j) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other person valued in excess of $1,000,000 to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Junior-Priority Collateral Agent for the ratable benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

(k) Except to the extent otherwise expressly agreed by the Junior-Priority Collateral Agent, each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Junior-Priority Collateral Agent and the Secured Parties from and against any and all liability for such performance in accordance with Section 6.06 of this Agreement.

(l) No Grantor shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral or permit any notice to be filed under the Assignment of Claims Act, except, in each case, as expressly permitted by the then existing Indentures, the other Note Documents and the Pari Passu Agreements. No Grantor shall make or permit to be made any transfer of the Article 9 Collateral, except as permitted by the then existing Indentures, the other Note Documents and the Pari Passu Agreements.

(m) No Grantor will, without the Junior-Priority Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof (unless the aggregate amount of such compromised or settled Accounts in any fiscal year is not in excess of $5,000,000), release, wholly or partly, any person liable for the payment thereof (unless the aggregate amount of such compromised or settled Accounts in any fiscal year is not in excess of $5,000,000) or allow any credit or discount whatsoever thereon (unless the aggregate amount of such compromised or settled Accounts in any fiscal year is not in excess of $5,000,000), other than extensions, credits, discounts, compromises, compoundings or settlements in each case granted or made in the ordinary course of business.

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(n) Each Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in the then existing Indentures, the other Note Documents and the Pari Passu Agreements. Subject to the terms of the Intercreditor Agreements, each Grantor irrevocably makes, constitutes and appoints the Junior-Priority Collateral Agent (and all officers, employees or agents designated by the Junior-Priority Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto (provided that the Junior-Priority Collateral Agent shall give five Business Days’ prior written notice to such Grantor prior to exercising its rights in such capacity). In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or under the Indentures, the other Note Documents or the Pari Passu Agreements or to pay any premium in whole or part relating thereto, the Junior-Priority Collateral Agent may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Event of Default, in its sole reasonable discretion, upon notice to the Grantors, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Junior-Priority Collateral Agent reasonably deems advisable. All sums disbursed by the Junior-Priority Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees, court costs, out-of-pocket expenses and other charges relating thereto, shall be payable, within five Business Days of written demand (accompanied by supporting documentation therefor in reasonable detail), by the Grantors to the Junior-Priority Collateral Agent and shall be additional Junior-Priority Obligations secured hereby.

SECTION 3.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Junior-Priority Collateral Agent to enforce, the Security Interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments (other than any Instruments in an amount no greater than $1,000,000) that have not been pledged hereunder, such Grantor shall forthwith endorse, assign and deliver the same to the Applicable Priority Agent or the Junior-Priority Collateral Agent, as applicable, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the Applicable Priority Agent or the Junior-Priority Collateral Agent, as applicable, may from time to time reasonably request.

(b) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any material Electronic Chattel Paper or any material “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Junior-Priority Collateral Agent thereof and shall take such action as reasonably necessary (as determined in good faith by such Grantor) to vest in the Applicable Priority Agent or the Junior-Priority Collateral Agent, as applicable, control under New York UCC Section 9-105 of such

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Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Junior-Priority Collateral Agent agrees with such Grantor that the Junior-Priority Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Junior-Priority Collateral Agent and so long as such procedures will not result in the Junior-Priority Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under Uniform Commercial Code Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record. Notwithstanding the foregoing, no Grantor shall be obligated to deliver to the Junior-Priority Collateral Agent or the Applicable Priority Agent any Electronic Chattel Paper held by such Grantor with a face amount less than $1,000,000, provided that the aggregate face amount of the Electronic Chattel Paper so excluded pursuant to this sentence shall not exceed $10,000,000 at any time.

(c) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit with a face amount exceeding $2,000,000 now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Junior-Priority Collateral Agent thereof and such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Junior-Priority Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Applicable Priority Agent or the Junior-Priority Collateral Agent, as applicable, of the proceeds of any drawing under the letter of credit or (ii) arrange for the Applicable Priority Agent or the Junior-Priority Collateral Agent, as applicable, to become the transferee beneficiary of the letter of credit, with the Junior-Priority Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(d) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5,000,000, the Grantor shall promptly notify the Junior-Priority Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Junior-Priority Collateral Agent, for the ratable benefit of the Secured Parties, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Junior-Priority Collateral Agent.

(e) Further Assurances. The Company and the Guarantors shall, at their sole expense, take any and all actions that may be required under applicable law, or that any Authorized Representative or the Junior-Priority Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by this Agreement and in order to grant, preserve, protect and perfect the validity and junior-priority status of the Security Interests created or intended to be created by this Agreement and the other Notes Collateral Documents.

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SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral. In each case unless otherwise decided by such Grantor in its reasonable business judgment and/or such Collateral is not material to the business of such Grantor:

(a) Each Grantor agrees that it will not, and will not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number to the extent necessary and sufficient to establish and preserve its maximum rights under applicable patent laws, to the extent required by applicable law.

(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law, to the extent required by applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice to the extent necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws, to the extent required by applicable law.

(d) Each Grantor shall notify the Junior-Priority Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the conduct of its business has or is likely to become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country, but not including ordinary course matters arising during prosecution) regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e) If any Grantor, either itself or through any agent, employee, licensee or designee, files an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, the Grantor shall so notify the Junior-Priority Collateral Agent each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 3.10(a) of the 2023 Notes Indenture, and shall execute, deliver and file any and all agreements, instruments, documents and papers reasonably necessary to evidence the Security Interest in such Patent, Trademark or Copyright (as determined in good faith by such Grantor).

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(f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Grantor knows or has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third person, such Grantor promptly shall notify the Junior-Priority Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions, if consistent with good business judgment, as are reasonably appropriate under the circumstances to protect such Article 9 Collateral.

(h) Upon the occurrence and during the continuance of an Event of Default, upon the reasonable request of the Junior-Priority Collateral Agent, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License, and each other material License, to effect the assignment of all such Grantor’s right, title and interest thereunder to the Junior-Priority Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.

ARTICLE IV

Remedies

SECTION 4.01. Remedies Upon Default. Subject to the terms of the Intercreditor Agreements, upon the occurrence and solely during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Junior-Priority Collateral Agent on demand, and it is agreed that the Junior-Priority Collateral Agent shall have the right, upon the direction of the applicable Authorized Representative in accordance with the terms of the Junior-Priority Lien Pari Passu Intercreditor Agreement (provided that if the Junior-Priority Collateral Agent has requested instruction from the applicable Authorized Representative and such Authorized Representative has not responded to such request, the Junior-Priority Collateral Agent will not be required to take, and will not have any liability for the failure to take, any actions with regard to a default or event), to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantor to the Junior-Priority Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Junior-Priority Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers

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cannot be obtained), (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law and (c) with respect to all Capital Stock included in the Collateral, to the extent permitted by law, to exercise voting and other consensual rights and powers. Without limiting the generality of the foregoing, each Grantor agrees that the Junior-Priority Collateral Agent shall have the right, subject to the requirements of the Intercreditor Agreements and of applicable law, including any applicable healthcare laws, and upon the direction of the applicable Authorized Representative in accordance with the terms of the Junior-Priority Lien Pari Passu Intercreditor Agreement, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Junior-Priority Collateral Agent shall deem appropriate. The Junior-Priority Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Junior-Priority Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Junior-Priority Collateral Agent shall give each applicable Grantor 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Junior-Priority Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Junior-Priority Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Junior-Priority Collateral Agent may (in its sole and absolute discretion) determine. The Junior-Priority Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Junior-Priority Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Junior-Priority Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Junior-Priority Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be

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sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Junior-Priority Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Junior-Priority Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Junior-Priority Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Junior-Priority Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. To the fullest extent permitted under applicable law, any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. Subject to the terms of the Intercreditor Agreements, if an Event of Default shall have occurred and is continuing, the Junior-Priority Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses incurred by each Authorized Representative and the Junior-Priority Collateral Agent or any other Representative in respect of any Pari Passu Debt Obligations in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Notes Collateral Documents, the Indentures, any Pari Passu Agreement or any of the Junior-Priority Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by any Authorized Representative, the Junior-Priority Collateral Agent or any other Representative in respect of any Pari Passu Debt Obligations (in their respective capacities as such) on behalf of any Grantor and any other reasonable out-of-pocket costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Notes Collateral Documents or any Pari Passu Agreement, as applicable;

SECOND, to the payment in full of all other Junior-Priority Obligations (the amounts so applied to the Secured Parties to be distributed pro rata in accordance with the amounts of the Junior-Priority Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, as applicable, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

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Subject to the terms of the Intercreditor Agreements, if no Senior-Priority Obligations are outstanding the Junior-Priority Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Junior-Priority Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Junior-Priority Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Junior-Priority Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03. Grant of License to Use Intellectual Property. Solely for the purpose of enabling the Junior-Priority Collateral Agent to exercise its rights and remedies under this Agreement at such time as the Junior-Priority Collateral Agent shall be lawfully entitled to exercise such rights and remedies (including in accordance with the terms of the Intercreditor Agreements), each Grantor hereby grants to the Junior-Priority Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Junior-Priority Collateral Agent may be exercised at the option of the Junior-Priority Collateral Agent, and shall be effective only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Junior-Priority Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 4.04. Securities Act, Etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Junior-Priority Collateral Agent if the Junior-Priority Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Junior-Priority Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Junior-Priority Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Junior-Priority Collateral Agent, in its sole and absolute discretion (a) to the fullest extent permitted by applicable Federal Securities Laws, may proceed to make such a sale whether or not a

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registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Junior-Priority Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Junior-Priority Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Junior-Priority Collateral Agent sells.

ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 5.03), the Company agrees that in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Notes Collateral Document to satisfy in whole or in part a claim of any Secured Party, the Company shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 5.02. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 5.03) that, in the event assets of any other Guarantor shall be sold pursuant to any Notes Collateral Document to satisfy any Junior-Priority Obligation owed to any Secured Party, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Company as provided in Section 5.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on June 22, 2018 and the denominator shall be the aggregate net worth of all the Guarantors on June 22, 2018 (or, in the case of any Guarantor becoming a party hereto after June 22, 2018, the date on which such party became a Guarantor hereunder). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Guarantor under Section 5.01 to the extent of such payment.

SECTION 5.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Junior-Priority Obligations (other than contingent indemnification obligations for which no claim has been made). No failure on the

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part of the Company or any Guarantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

(b) The Company and each Guarantor hereby agree that all Indebtedness and other monetary obligations owed by it to the Company or any Subsidiary shall be fully subordinated to the payment in full in cash of the Junior-Priority Obligations; provided that, as long as no Event of Default shall have occurred and be continuing, nothing in this Section 5.03(b) shall prohibit any payments or distributions permitted by the then existing Indentures, the other Note Documents and the Pari Passu Agreements.

ARTICLE VI

Miscellaneous

SECTION 6.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telecopy or electronically mailed, as follows:

(a) if to the Junior-Priority Collateral Agent, the 2023 Notes Authorized Representative or the 2024 Notes Authorized Representative, to it at Regions Bank, 1180 West Peachtree Street, Suite 1200, Atlanta, GA 30309, Attention: Corporate Trust Services;

(b) if to an Additional Authorized Representative, to it at the address set forth in the applicable Officer’s certificate delivered in accordance with Section 6.09(c); or

(c) if to the Company, Parent or any Subsidiary Guarantor, to such Grantor at CHS/Community Health Systems, Inc. 4000 Meridian Boulevard, Franklin, TN 37067-6325, Attention: General Counsel, Facsimile No.: (615) 373-9704. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Company.

Any party hereto may change its address or telecopy number for communications and notices hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or electronically mailed or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 6.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 6.01.

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SECTION 6.02. Security Interest Absolute. All rights of the Junior-Priority Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Indenture, any other Note Document, any Pari Passu Agreement, any other agreement with respect to any of the Junior-Priority Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Junior-Priority Obligations, or any other amendment or waiver of or any consent to any departure from any Indenture, any other Note Document, any Pari Passu Agreement or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Junior-Priority Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Junior-Priority Obligations or this Agreement.

SECTION 6.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors hereunder and in the other Note Documents, any Pari Passu Agreement and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement, any other Note Document or any Pari Passu Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Note Documents and of any Pari Passu Agreement in connection with any Series of Pari Passu Debt Obligations, regardless of any investigation made by any Secured Party or on their behalf and notwithstanding that the Junior-Priority Collateral Agent or any Secured Party may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any note is issued or other credit is extended under any Indenture or any Pari Passu Agreement, and shall continue in full force and effect as long as this Agreement has not been terminated pursuant to Section 6.15.

SECTION 6.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Junior-Priority Collateral Agent and a counterpart hereof shall have been executed on behalf of the Junior-Priority Collateral Agent, and thereafter shall be binding upon such Grantor and the Junior-Priority Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Junior-Priority Collateral Agent and the other Secured Parties and their respective successors and permitted assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated or permitted by this Agreement and except as expressly permitted by any then existing Indenture and any then existing Pari Passu Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 6.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Junior-Priority Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.

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SECTION 6.06. Junior-Priority Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Junior-Priority Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 12.1 of the 2023 Notes Indenture and in Section 12.1 of the 2024 Notes Indenture.

(b) Without limitation or duplication of its indemnification obligations under the other Note Documents or any Pari Passu Agreement, each Grantor jointly and severally agrees to indemnify the Junior-Priority Collateral Agent and the Secured Parties (together, the “Indemnitees”) against, and hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities, penalties and related reasonable out of pocket expenses, including the reasonable fees, charges and disbursements of one counsel in each relevant jurisdiction (and any such additional counsel, if necessary, as a result of actual or potential conflicts of interest) for all Indemnitees, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, regardless of whether any Indemnitee is a party thereto or whether initiated by a third party or by a Grantor or any Affiliate thereof; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, penalties or related expenses are determined by a court of competent jurisdiction by final judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee. To the extent permitted by applicable law, neither any Grantor nor the Junior-Priority Collateral Agent nor any Indemnitee shall assert, and each hereby waives any claim against any Indemnitee, any Grantor and the Junior-Priority Collateral Agent, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Note or the use of proceeds thereof.

(c) Any such amounts payable as provided hereunder or under any Pari Passu Agreement shall be additional Junior-Priority Obligations secured hereby and by the other Notes Collateral Documents. The provisions of this Section 6.06 shall remain operative and in full force and effect regardless of the termination of this Agreement, any other Note Document or any Pari Passu Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Junior-Priority Obligations, the invalidity or unenforceability of any term or provision of this Agreement, any other Note Document or any Pari Passu Agreement, or any investigation made by or on behalf of the Junior-Priority Collateral Agent or any other Secured Party. All amounts due under this Section 6.06 shall be payable within 30 days after written demand therefor.

SECTION 6.07. Junior-Priority Collateral Agent Appointed Attorney-in-Fact. Subject to the terms of the Intercreditor Agreements, each Grantor hereby appoints the Junior-Priority Collateral Agent as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Junior-Priority Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Junior-Priority Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution

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either in the Junior-Priority Collateral Agent’s name or in the name of such Grantor (provided, that to the extent written notice is not required hereunder, the Junior-Priority Collateral Agent shall use commercially reasonable efforts to provide notice to such Grantor, though its rights hereunder are not conditioned thereon) (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) upon three Business Days’ prior written notice to such Grantor, to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral and (f) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Junior-Priority Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Junior-Priority Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Junior-Priority Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Junior-Priority Collateral Agent and the Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, wilful misconduct or bad faith.

SECTION 6.08. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.09. Waivers; Amendment. (a) No failure or delay by the Junior-Priority Collateral Agent, any Authorized Representative or any other Secured Party in exercising any right or power hereunder or under any other Note Document or any Pari Passu Agreement shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Junior-Priority Collateral Agent, each Authorized Representative and the other Secured Parties hereunder and under the other Note Documents and any Pari Passu Agreements are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Note Document or any Pari Passu Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances.

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(b) Subject to the terms of the Intercreditor Agreements, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Junior-Priority Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with any other Note Document or any Pari Passu Agreement.

(c) So long as permitted by the Note Documents and the Pari Passu Agreements then in effect, the Company may from time to time designate Indebtedness and other obligations at the time of the assumption or incurrence thereof to be secured on a pari passu basis with the then outstanding Junior-Priority Obligations as Pari Passu Debt Obligations hereunder by delivering to the Junior-Priority Collateral Agent and each Authorized Representative a certificate signed by an Officer of the Company (i) identifying the Indebtedness and other obligations so designated and the aggregate principal amount or face amount thereof, (ii) stating that such Indebtedness and other obligations are designated as Pari Passu Debt Obligations for purposes hereof, (iii) representing that such designation of such Indebtedness and other obligations as Pari Passu Debt Obligations complies with the terms of the Note Documents and the Pari Passu Agreements then outstanding and (iv) specifying the name and address of the Authorized Representative for such Indebtedness and other obligations. Upon such delivery, the Junior-Priority Collateral Agent shall act hereunder for the benefit of all Secured Parties, including any Secured Parties that hold any Pari Passu Debt Obligations so designated.

SECTION 6.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT OR ANY PARI PASSU AGREEMENT. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS AND ANY PARI PASSU AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

SECTION 6.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

43

SECTION 6.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 6.04. Any signature to this Agreement may be delivered by facsimile, electronic mail (including .pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment hereto. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

SECTION 6.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 6.14. Jurisdiction; Consent to Service of Process. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Note Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Note Document shall affect any right that the Junior-Priority Collateral Agent, any Authorized Representative or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Note Document against any Grantor or its properties in the courts of any jurisdiction.

(b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Note Document in any court referred to in paragraph (a) of this Section 6.14. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the parties hereto hereby irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement or in any other Note Documents will affect the right of any party hereto to serve process in any other manner permitted by law.

44

SECTION 6.15. Termination or Release. (a) This Agreement, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall automatically terminate and be released when all the Junior-Priority Obligations (other than contingent indemnification obligations for which no claim has been made) have been paid in full in cash.

(b) The Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby to secure any particular Series shall be released, whether in whole or in part, (i) in the case of the 2023 Notes Obligations, as and to the extent expressly provided under the 2023 Notes Indenture, (ii) in the case of the 2024 Notes Obligations, as and to the extent expressly provided under the 2024 Notes Indenture and (iii) in the case of any Series of Pari Passu Debt Obligations, as and to the extent expressly provided under the Pari Passu Agreement governing such Series of Pari Passu Debt Obligations.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) above, (i) the Company will furnish to the Junior-Priority Collateral Agent and each Authorized Representative, prior to the proposed release of Collateral, an Officer’s certificate and an opinion of counsel and such other documentation as required by the then existing Indentures and any Pari Passu Agreements and (ii) upon receipt of such, the Junior-Priority Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release, and all assignments or other instruments of transfer as may be necessary to reassign to such Grantor all rights, titles and interests in any relevant Intellectual Property as may have been assigned to the Junior-Priority Collateral Agent and/or its designees, subject to any disposition thereof that may have been made by the Junior-Priority Collateral Agent and/or its designees in accordance with the terms of this Agreement, and all rights and license granted to the Junior-Priority Collateral Agent and/or its designees in or to any such Intellectual Property pursuant to this Agreement shall automatically and immediately terminate and all rights shall automatically and immediately revert to such Grantor. Any execution and delivery of documents pursuant to this Section 6.15 shall be without recourse to or representation or warranty by the Junior-Priority Collateral Agent or any other Secured Party. Without limiting the provisions of Section 6.06, the Company shall reimburse the Junior-Priority Collateral Agent upon demand for all costs and out of pocket expenses, including the reasonable fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 6.15.

SECTION 6.16. Additional Subsidiaries. Any Subsidiary that is required to become a party hereto pursuant to Section 3.7 of the 2023 Notes Indenture, Section 3.7 of the 2024 Notes Indenture or the analogous provision of any Pari Passu Agreement shall enter into this Agreement as a Grantor upon becoming such a Subsidiary. Upon execution and delivery by the Junior-Priority Collateral Agent and such Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

45

SECTION 6.17. Subject to Intercreditor Agreements. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Junior-Priority Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Junior-Priority Collateral Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreements. In the event of any conflict or inconsistency between the terms of the Intercreditor Agreements and this Agreement, the terms of the Intercreditor Agreements shall govern.

SECTION 6.18. Reaffirmation. Without limiting any of the foregoing, each Grantor hereby (a) affirms and confirms its pledges, grants of security and other commitments and obligations under the Existing Junior-Priority Collateral Agreement (as amended hereby), (b) affirms and confirms its indemnification obligations and other commitments and obligations under the Existing Junior-Priority Collateral Agreement (as amended hereby) and (c) agrees that, after giving effect to the amendments contemplated hereby, all pledges, grants of security and other commitments under the Existing Junior-Priority Collateral Agreement shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties.

SECTION 6.19. Effect of this Agreement; No Novation.

(a) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Junior-Priority Collateral Agent or any other Secured Party under the Existing Junior-Priority Collateral Agreement or any other Note Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Junior-Priority Collateral Agreement or any other Note Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Grantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Junior-Priority Collateral Agreement or any other Note Documents in similar or different circumstances. Effective as of the Restatement Effective Date, this Agreement shall amend and restate the Existing Junior-Priority Collateral Agreement in its entirety.

(b) Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Junior-Priority Collateral Agreement, which shall remain in full force and effect except as modified by this Agreement.

[Remainder of page intentionally left blank]

46

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ R. Gabriel Ottinger
Name: R. Gabriel Ottinger
Title: Senior Vice President and Treasurer

COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ R. Gabriel Ottinger
Name: R. Gabriel Ottinger
Title: Senior Vice President and Treasurer

[Signature Page to Junior-Priority Collateral Agreement]

Abilene Hospital, LLC	Foley Hospital Corporation
Abilene Merger, LLC	Frankfort Health Partner, Inc.
Affinity Health Systems, LLC	Franklin Hospital Corporation
Affinity Hospital, LLC	Gadsden Regional Medical Center, LLC
Birmingham Holdings II, LLC	Granbury Hospital Corporation
Birmingham Holdings, LLC	Greenbrier VMC, LLC
Bluffton Health System LLC	GRMC Holdings, LLC
Brandon HMA, LLC	Hallmark Healthcare Company, LLC
Brownwood Hospital, L.P.	Health Management Associates, LLC
Brownwood Medical Center, LLC	Health Management Associates, LP
Bullhead City Hospital Corporation	Health Management General Partner I, LLC
Bullhead City Hospital Investment Corporation	Health Management General Partner, LLC
Campbell County HMA, LLC	Hernando HMA, LLC
Carlsbad Medical Center, LLC	HMA Hospitals Holdings, LP
Carolinas Holdings, LLC	HMA Santa Rosa Medical Center, LLC
Carolinas JV Holdings General, LLC	HMA Services GP, LLC
Carolinas JV Holdings II, LLC	HMA-TRI Holdings, LLC
Carolinas JV Holdings, L.P.	Hobbs Medco, LLC
Central Florida HMA Holdings, LLC	Hospital Management Associates, LLC
Central States HMA Holdings, LLC	Hospital Management Services of Florida, LP
CHS Receivables Funding, LLC	Jackson HMA, LLC
CHS Tennessee Holdings, LLC	Jefferson County HMA, LLC
CHS Virginia Holdings, LLC	Kay County Hospital Corporation
CHSPSC, LLC	Kay County Oklahoma Hospital Company, LLC
Citrus HMA, LLC	Key West HMA, LLC
Clarksdale HMA, LLC	Kirksville Hospital Company, LLC
Clarksville Holdings II, LLC	Knox Hospital Company, LLC
Clarksville Holdings, LLC	Knoxville HMA Holdings, LLC
Cleveland Hospital Company, LLC	La Porte Health System, LLC
Cleveland Tennessee Hospital Company, LLC	La Porte Hospital Company, LLC
Clinton HMA, LLC	Laredo Texas Hospital Company, L.P.
Cocke County HMA, LLC	Las Cruces Medical Center, LLC
Community Health Investment Company, LLC	Lea Regional Hospital, LLC
Community Health Systems, Inc.	Longview Clinic Operations Company, LLC
CP Hospital GP, LLC	Longview Medical Center, L.P.
CPLP, LLC	Longview Merger, LLC
Crestwood Healthcare, L.P.	LRH, LLC
Crestwood Hospital LP, LLC	Lutheran Health Network of Indiana, LLC
Crestwood Hospital, LLC	Marshall County HMA, LLC
CSMC, LLC	MCSA, L.L.C.
Desert Hospital Holdings, LLC	Medical Center of Brownwood, LLC
Detar Hospital, LLC	Metro Knoxville HMA, LLC
DHFW Holdings, LLC	Mississippi HMA Holdings I, LLC
Dukes Health System, LLC	Mississippi HMA Holdings II, LLC
Emporia Hospital Corporation	Moberly Hospital Company, LLC
Florida HMA Holdings, LLC	Naples HMA, LLC

By:	/s/ R. Gabriel Ottinger
Name:	R. Gabriel Ottinger
Title:	Senior Vice President and Treasurer

Acting on behalf of each of the Grantors set forth above

2

Natchez Hospital Company, LLC	Seminole HMA, LLC
Navarro Hospital, L.P.	Shelbyville Hospital Company, LLC
Navarro Regional, LLC	Siloam Springs Arkansas Hospital Company, LLC
NC-DSH, LLC	Siloam Springs Holdings, LLC
Northwest Arkansas Hospitals, LLC	Southeast HMA Holdings, LLC
Northwest Hospital, LLC	Southern Texas Medical Center, LLC
Northwest Sahuarita Hospital, LLC	Southwest Florida HMA Holdings, LLC
NOV Holdings, LLC	Statesville HMA, LLC
NRH, LLC	Tennessee HMA Holdings, LP
Oak Hill Hospital Corporation	Tennyson Holdings, LLC
Oro Valley Hospital, LLC	Triad Healthcare, LLC
Palmer-Wasilla Health System, LLC	Triad Holdings III, LLC
Poplar Bluff Regional Medical Center, LLC	Triad Holdings IV, LLC
Port Charlotte HMA, LLC	Triad Holdings V, LLC
Punta Gorda HMA, LLC	Triad Nevada Holdings, LLC
QHG Georgia Holdings, Inc.	Triad of Alabama, LLC
QHG of Bluffton Company, LLC	Triad-ARMC, LLC
QHG of Clinton County, Inc.	Triad-El Dorado, Inc.
QHG of Enterprise, Inc.	Triad-Navarro Regional Hospital Subsidiary, LLC
QHG of Forrest County, Inc.	Tullahoma HMA, LLC
QHG of Fort Wayne Company, LLC	Tunkhannock Hospital Company, LLC
QHG of Hattiesburg, Inc.	Venice HMA, LLC
QHG of Springdale, Inc.	VHC Medical, LLC
Regional Hospital of Longview, LLC	Vicksburg Healthcare, LLC
River Oaks Hospital, LLC	Victoria Hospital, LLC
River Region Medical Corporation	Victoria of Texas, L.P.
ROH, LLC	Virginia Hospital Company, LLC
Roswell Hospital Corporation	Warsaw Health System, LLC
Ruston Hospital Corporation	Webb Hospital Corporation
Ruston Louisiana Hospital Company, LLC	Webb Hospital Holdings, LLC
SACMC, LLC	Wesley Health System LLC
San Angelo Community Medical Center, LLC	WHMC, LLC
San Angelo Hospital, L.P.	Wilkes-Barre Behavioral Hospital Company, LLC
San Angelo Medical, LLC	Wilkes-Barre Holdings, LLC
Scranton Holdings, LLC	Wilkes-Barre Hospital Company, LLC
Scranton Hospital Company, LLC	Woodland Heights Medical Center, LLC
Scranton Quincy Holdings, LLC	Woodward Health System, LLC
Scranton Quincy Hospital Company, LLC

By:	/s/ R. Gabriel Ottinger
Name:	R. Gabriel Ottinger
Title:	Senior Vice President and Treasurer

Acting on behalf of each of the Grantors set forth above

[Signature Page to Junior-Priority Collateral Agreement]

REGIONS BANK, as Junior-Priority Collateral Agent

By:	/s/ Kristine Prall
Name:Kristine Prall
Title:Vice President

By:	/s/ Sean Julien
Name: Sean Julien
Title: Vice President

[Signature Page to Junior-Priority Collateral Agreement]

Schedule I to the Guarantee and

Collateral Agreement

EXACT LEGAL NAMES AND OTHER INFORMATION

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Community Health Systems, Inc.	Delaware	2631063	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

CHS/Community Health Systems, Inc.	Delaware	2057824	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Abilene Hospital, LLC	Delaware	3561884	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Abilene Merger, LLC	Delaware	3561879	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Affinity Health Systems, LLC	Delaware	4023256	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Affinity Hospital, LLC	Delaware	4023245	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Grandview Medical Center 3690 Grandview Parkway Birmingham, AL 35243 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Birmingham Holdings II, LLC	Delaware	4559514	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Birmingham Holdings, LLC	Delaware	4014204	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Bluffton Health System LLC	Delaware	3089523	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Bluffton Regional Medical Center 303 S. Main Street Bluffton, IN 46714 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

[Signature Page to Junior-Priority Collateral Agreement]

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Brandon HMA, LLC	Mississippi	938712	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Merit Health Rankin 350 Crossgates Boulevard Brandon, MS 39042 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Brownwood Hospital, L.P.	Delaware	2967928	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Brownwood Medical Center, LLC	Delaware	2964283	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Bullhead City Hospital Corporation	Arizona	09397220	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Western Arizona Regional Medical Center 2735 Silver Creek Road Bullhead City, AZ 86442 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Bullhead City Hospital Investment Corporation	Delaware	3844912	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Campbell County HMA, LLC	Tennessee	660519	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	LaFollette Medical Center 923 East Central Ave. LaFollette, TN 37766 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Carlsbad Medical Center, LLC	Delaware	2964276	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Carlsbad Medical Center 2430 W. Pierce Carlsbad, NM 88220 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Carolinas Holdings, LLC	Delaware	4521156	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Carolinas JV Holdings General, LLC	Delaware	4521157	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Carolinas JV Holdings II, LLC	Delaware	5593763	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Carolinas JV Holdings, L.P.	Delaware	4521161	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Central Florida HMA Holdings, LLC	Delaware	4634571	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Central States HMA Holdings, LLC	Delaware	4634573	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

CHS Receivables Funding, LLC	Delaware	5099211	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

CHS Tennessee Holdings, LLC	Delaware	5736132	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

CHS Virginia Holdings, LLC	Delaware	4474750	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

CHSPSC, LLC	Delaware	2273362	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Citrus HMA, LLC	Florida	L08000108791	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Seven Rivers Regional Medical Center 6201 N. Suncoast Blvd. Crystal River, FL 34428-6712 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Clarksdale HMA, LLC	Mississippi	938727	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Northwest Mississippi Medical Center 1970 Hospital Drive Clarksdale, MS 38614 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Clarksville Holdings II, LLC	Delaware	5169339	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Clarksville Holdings, LLC	Delaware	4014187	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Cleveland Hospital Company, LLC	Tennessee	289046	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Cleveland Tennessee Hospital Company, LLC	Delaware	4589625	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Tennova Healthcare – Cleveland 2305 Chambliss Avenue Cleveland, TN 37311 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Clinton HMA, LLC	Oklahoma	3512339859	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Alliance Health Clinton 100 North 30th Street Clinton, OK 73601 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Cocke County HMA, LLC	Tennessee	660506	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Tennova Healthcare—Newport Medical Center 435 Second Street Newport, TN 37821 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Community Health Investment Company, LLC	Delaware	2066922	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

CP Hospital GP, LLC	Delaware	4072307	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

CPLP, LLC	Delaware	4072308	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Crestwood Healthcare, L.P.	Delaware	2616459	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Crestwood Medical Center One Hospital Drive SW Huntsville, AL 35801-6455 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Crestwood Hospital LP, LLC	Delaware	2964362	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Crestwood Hospital, LLC	Delaware	3000931	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
CSMC, LLC	Delaware	2964231	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Desert Hospital Holdings, LLC	Delaware	4272332	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Detar Hospital, LLC	Delaware	2947802	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

DHFW Holdings, LLC	Delaware	4562267	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Dukes Health System, LLC	Delaware	3575662	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Dukes Memorial Hospital 275 West 12th Street Peru, IN 46970-1698 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Emporia Hospital Corporation	Virginia	0514489-4	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Florida HMA Holdings, LLC	Delaware	4634568	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Foley Hospital Corporation	Alabama	208-366	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	South Baldwin Regional Medical Center 1613 North McKenzie Street Foley, AL 36535 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Frankfort Health Partner, Inc.	Indiana	1997030055	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Franklin Hospital Corporation	Virginia	0529059-8	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Gadsden Regional Medical Center, LLC	Delaware	4275573	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Gadsden Regional Medical Center 1007 Goodyear Avenue Gadsden, AL 35903 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Granbury Hospital Corporation	Texas	142527600	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Lake Granbury Medical Center 1310 Paluxy Road Granbury, TX 76048 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Greenbrier VMC, LLC	Delaware	3249745	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Greenbrier Valley Medical Center 1320 Maplewood Avenue Ronceverte, WV 24970 Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067

GRMC Holdings, LLC	Delaware	4272335	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	5800 Tennyson Parkway Plano, TX 75024

Hallmark Healthcare Company, LLC	Delaware	924764	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Health Management Associates, LLC	Delaware	879607	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Health Management Associates, LP	Delaware	4769167	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Health Management General Partner I, LLC	Delaware	5267241	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Health Management General Partner, LLC	Delaware	5266667	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Hernando HMA, LLC	Florida	L08000108810	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067

Bayfront Health Brooksville

17240 Cortez Blvd.

Brooksville, FL 34601

Bayfront Health Spring Hill

10461 Quality Drive

Spring Hill, FL 34609

Professional Account Services, Inc.

7000 Commerce Way

Suite 100

Brentwood, TN 37027

HMA Hospitals Holdings, LP	Delaware	4634558	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

HMA Santa Rosa Medical Center, LLC	Florida	L08000118053	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Santa Rosa Medical Center 6002 Berryhill Road Milton, FL 32570 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

HMA Services GP, LLC	Delaware	5266665	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

HMA-TRI Holdings, LLC	Delaware	5835808	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Hobbs Medco, LLC	Delaware	3000933	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Hospital Management Associates, LLC	Florida	L13000001937	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Hospital Management Services of Florida, LP	Florida	A13000000018	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Jackson HMA, LLC	Mississippi	938738	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Merit Health Central 1850 Chadwick Drive Jackson, MS 39204 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Jefferson County HMA, LLC	Tennessee	660508	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Jefferson Memorial Hospital 110 Hospital Drive Jefferson City, TN Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Kay County Hospital Corporation	Oklahoma	1912092200	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Kay County Oklahoma Hospital Company, LLC	Oklahoma	3512092198	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	AllianceHealth Ponca City 1900 North 14th Street Ponca City, OK 74601 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Key West HMA, LLC	Florida	L08000108767	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Lower Keys Medical Center 5900 College Road Key West, Florida 33040 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Kirksville Hospital Company, LLC	Delaware	4447853	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Knox Hospital Company, LLC	Delaware	5877946	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Northwest Health—Starke 102 E. Culver Road Knox, IN 46534 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Knoxville HMA Holdings, LLC	Tennessee	660504	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

La Porte Health System, LLC	Delaware	5877942	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

La Porte Hospital Company, LLC	Delaware	5877944	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Northwest Health - La Porte 1331 State Street La Porte, IN 46350 Professional Account Services, Inc. 7000 Commerce Way, Suite 100 Brentwood, TN 37027

Laredo Texas Hospital Company, L.P.	Texas	800237874	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Laredo Medical Center 1700 East Saunders Laredo, TX 78041 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Las Cruces Medical Center, LLC	Delaware	3306969	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Mountain View Regional Medical Center 4311 East Lohman Avenue Las Cruces, NM 88011 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Lea Regional Hospital, LLC	Delaware	2964402	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Longview Clinic Operations Company, LLC	Delaware	5118886	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Longview Medical Center, L.P.	Delaware	2964553	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Longview Regional Medical Center 2901 N. Fourth Street (P.O. Box 14000 / zip 75607) Longview, TX 75605 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Longview Merger, LLC	Delaware	3000918	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

LRH, LLC	Delaware	2964430	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Lutheran Health Network of Indiana, LLC	Delaware	2964221	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Marshall County HMA, LLC	Oklahoma	3512339852	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	AllianceHealth Madill 901 S. 5th Ave. Madill, OK 73446 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

MCSA, L.L.C.	Arkansas	100129761	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Medical Center of South Arkansas 700 W. Grove Street El Dorado, AR 71730 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Medical Center of Brownwood, LLC	Delaware	2964442	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Metro Knoxville HMA, LLC	Tennessee	660505	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067

North Knoxville Medical Center

7565 Dannaher Drive

Powell, TN 37849

Turkey Creek Medical Center

10820 Parkside Drive

Knoxville, TN 37934

Professional Account Services, Inc.

7000 Commerce Way

Suite 100

Brentwood, TN 37027

Mississippi HMA Holdings I, LLC	Delaware	4634574	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Mississippi HMA Holdings II, LLC	Delaware	4634575	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Moberly Hospital Company, LLC	Delaware	4447851	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Moberly Regional Medical Center 1515 Union Avenue Moberly, MO 65270 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Naples HMA, LLC	Florida	L08000107925	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067

Physicians Regional Medical Center—Collier

8300 Collier Blvd.

Naples, FL 34114

Physicians Regional Medical Center—Pine Ridge

6101 Pine Ridge Road

Naples, FL 34119

Professional Account Services, Inc.

7000 Commerce Way

Suite 100

Brentwood, TN 37027

Natchez Hospital Company, LLC	Delaware	5526452	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Merit Health Natchez 54 Seargent Pretiss Drive Natchez, MS 39120 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Navarro Hospital, L.P.	Delaware	2964396	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Navarro Regional Hospital 3201 W. Highway 22 Corsicana, TX 75110 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Navarro Regional, LLC	Delaware	2964393	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

NC-DSH, LLC	Delaware	7015721	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Northwest Arkansas Hospitals, LLC	Delaware	4251378	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067

Northwest Medical Center – Bentonville

3000 Medical Center Pkwy.

Bentonville, AR

72712

Northwest Medical Center – Springdale

609 W. Maple

Springdale, AR 72764

Willow Creek Women’s Hospital

4301 Greathouse Springs Rd.

Johnson, AR 72741

Professional Account Services, Inc.

7000 Commerce Way

Suite 100

Brentwood, TN 37027

Northwest Hospital, LLC	Delaware	2964436	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Northwest Medical Center 6200 N. LaCholla Boulevard Tucson, AZ 85741 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Northwest Sahuarita Hospital, LLC	Delaware	[-]	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Northwest Medical Center Sahuarita 16260 S. Rancho Blvd. Sahuarita, AZ 85629 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

NOV Holdings, LLC	Delaware	4272333	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
NRH, LLC	Delaware	2964428	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Oak Hill Hospital Corporation	West Virginia	46241	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Plateau Medical Center 430 Main Street Oak Hill, WV 25901 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Oro Valley Hospital, LLC	Delaware	3575660	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Oro Valley Hospital 1551 E. Tangerine Road Oro Valley, AZ 85755 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Palmer-Wasilla Health System, LLC	Delaware	2964382	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Poplar Bluff Regional Medical Center, LLC	Missouri	LC0961963	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Poplar Bluff Regional Medical Center 3100 Oak Grove Road Poplar Bluff, MO 63901 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Port Charlotte HMA, LLC	Florida	L08000111185	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Bayfront Health Port Charlotte 2500 Harbor Boulevard Port Charlotte, FL 33952 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Punta Gorda HMA, LLC	Florida	L08000107920	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Bayfront Health Punta Gorda 809 East Marion Avenue Punta Gorda, FL 33950-3898 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

QHG Georgia Holdings, Inc.	Delaware	7015325	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

QHG of Bluffton Company, LLC	Delaware	4474767	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

QHG of Clinton County, Inc.	Indiana	1997020547	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

QHG of Enterprise, Inc.	Alabama	176-166	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Medical Center Enterprise 400 North Edwards Street Enterprise, AL 36330 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

QHG of Forrest County, Inc.	Mississippi	644555	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

QHG of Fort Wayne Company, LLC	Delaware	4474773	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
QHG of Hattiesburg, Inc.	Mississippi	644553	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

QHG of Springdale, Inc.	Arkansas	100163444	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Regional Hospital of Longview, LLC	Delaware	2964549	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

River Oaks Hospital, LLC	Mississippi	939308	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Merit Health River Oaks 1030 River Oaks Drive Flowood, MS 39232 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

River Region Medical Corporation	Mississippi	631781	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

ROH, LLC	Mississippi	938734	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Merit Health Woman’s Hospital 1026 N. Flowood Drive PO Box 4546 (Jackson, MS 39296-4546) Flowood, MS 39232 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Roswell Hospital Corporation	New Mexico	1913540	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Eastern New Mexico Medical Center 405 West Country Club Road Roswell, NM 88201 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Ruston Hospital Corporation	Delaware	4270743	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Ruston Louisiana Hospital Company, LLC	Delaware	4270657	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

SACMC, LLC	Delaware	2964570	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

San Angelo Community Medical Center, LLC	Delaware	2964587	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

San Angelo Hospital, L.P.	Delaware	2964591	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

San Angelo Medical, LLC	Delaware	3001078	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Scranton Holdings, LLC	Delaware	4927795	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Scranton Hospital Company, LLC	Delaware	4927796	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Regional Hospital of Scranton 746 Jefferson Ave. Scranton, PA 18510 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Scranton Quincy Holdings, LLC	Delaware	5005526	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Scranton Quincy Hospital Company, LLC	Delaware	5005530	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Moses Taylor Hospital 700 Quincy Ave. Scranton, PA 18510 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Seminole HMA, LLC	Oklahoma	3512339861	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	AllianceHealth Seminole 2401 Wrangler Boulevard Seminole, OK 74868 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Shelbyville Hospital Company, LLC	Tennessee	494640	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Siloam Springs Arkansas Hospital Company, LLC	Delaware	4617628	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Siloam Springs Regional Hospital 205 E. Jefferson Street Siloam Springs, AR 72761 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Siloam Springs Holdings, LLC	Delaware	4617627	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Southeast HMA Holdings, LLC	Delaware	4634565	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Southern Texas Medical Center, LLC	Delaware	3001009	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Southwest Florida HMA Holdings, LLC	Delaware	4634561	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Statesville HMA, LLC	North Carolina	C200808000880	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Davis Regional Medical Center 218 Old Mocksville Road Statesville, NC 28625 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Tennessee HMA Holdings, LP	Delaware	5267250	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Tennyson Holdings, LLC	Delaware	4075793	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Triad Healthcare, LLC	Delaware	3035153	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Triad Holdings III, LLC	Delaware	3037153	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Triad Holdings IV, LLC	Delaware	2984727	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Triad Holdings V, LLC	Delaware	2226797	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Triad Nevada Holdings, LLC	Delaware	4474764	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Triad of Alabama, LLC	Delaware	2964867	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Flowers Hospital 4370 West Main Street Dothan, AL 36305 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Triad-ARMC, LLC	Delaware	3561894	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Triad-El Dorado, Inc.	Arkansas	100129067	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Triad-Navarro Regional Hospital Subsidiary, LLC	Delaware	3036964	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Tullahoma HMA, LLC	Tennessee	453279	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Tunkhannock Hospital Company, LLC	Delaware	4927797	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Tyler Memorial Hospital 5950 SR 6 West West Tunkhannock, PA 18657-9110 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Venice HMA, LLC	Florida	L08000108774	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Venice Regional Bayfront Health 540 The Rialto Venice, FL 34285 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

VHC Medical, LLC	Delaware	3001003	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Vicksburg Healthcare, LLC	Delaware	2939229	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Merit Health River Region 2100 Highway 61 North Vicksburg, MS 39183 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Victoria Hospital, LLC	Delaware	2948658	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Victoria of Texas, L.P.	Delaware	2949026	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067

DeTar Hospital

North

101 Medical Drive

Victoria, TX 77904

DeTar Hospital

Navarro

506 E. San Antonio Street

Victoria, TX 77901

Professional Account Services, Inc.

7000 Commerce Way

Suite 100

Brentwood, TN 37027

Virginia Hospital Company, LLC	Virginia	S097163-2	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Warsaw Health System, LLC	Delaware	2987604	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Kosciusko Community Hospital 2101 E. DuBois Drive Warsaw, IN 46580 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Webb Hospital Corporation	Delaware	3695172	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Webb Hospital Holdings, LLC	Delaware	3695131	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Wesley Health System LLC	Delaware	2770969	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Wesley Medical Center 5001 Hardy Street Hattiesburg, MS 39402 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

WHMC, LLC	Delaware	2964658	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Wilkes-Barre Behavioral Hospital Company, LLC	Delaware	4617621	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	First Hospital 562 Wyoming Avenue Kingston, PA 18704 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Wilkes-Barre Holdings, LLC	Delaware	4617617	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Wilkes-Barre Hospital Company, LLC	Delaware	4617619	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	Wilkes-Barre General Hospital 575 North River Street Wilkes-Barre, PA 18764 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Woodland Heights Medical Center, LLC	Delaware	2964611	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	N/A

Entity Name	Jurisdiction of Formation	Organizational IDs	Chief Executive Office	Accounts Receivable
Woodward Health System, LLC	Delaware	2964411	Community Health Systems 4000 Meridian Blvd. Franklin, TN 37067	AllianceHealth Woodward 900 17th Street Woodward, OK 73801 Professional Account Services, Inc. 7000 Commerce Way Suite 100 Brentwood, TN 37027

Schedule II to the Guarantee and

Collateral Agreement

SUBSIDIARY GUARANTORS

1.	Abilene Hospital, LLC
2.	Abilene Merger, LLC
3.	Affinity Health Systems, LLC
4.	Affinity Hospital, LLC
5.	Birmingham Holdings II, LLC
6.	Birmingham Holdings, LLC
7.	Bluffton Health System LLC
8.	Brandon HMA, LLC
9.	Brownwood Hospital, L.P.
10.	Brownwood Medical Center, LLC
11.	Bullhead City Hospital Corporation
12.	Bullhead City Hospital Investment Corporation
13.	Campbell County HMA, LLC
14.	Carlsbad Medical Center, LLC
15.	Carolinas Holdings, LLC
16.	Carolinas JV Holdings General, LLC
17.	Carolinas JV Holdings II, LLC
18.	Carolinas JV Holdings, L.P.
19.	Central Florida HMA Holdings, LLC
20.	Central States HMA Holdings, LLC
21.	CHS Receivables Funding, LLC
22.	CHS Tennessee Holdings, LLC
23.	CHS Virginia Holdings, LLC
24.	CHSPSC, LLC
25.	Citrus HMA, LLC
26.	Clarksdale HMA, LLC
27.	Clarksville Holdings II, LLC
28.	Clarksville Holdings, LLC
29.	Cleveland Hospital Company, LLC
30.	Cleveland Tennessee Hospital Company, LLC
31.	Clinton HMA, LLC
32.	Cocke County HMA, LLC
33.	Community Health Investment Company, LLC
34.	CP Hospital GP, LLC
35.	CPLP, LLC
36.	Crestwood Healthcare, L.P.
37.	Crestwood Hospital LP, LLC
38.	Crestwood Hospital, LLC
39.	CSMC, LLC
40.	Desert Hospital Holdings, LLC
41.	Detar Hospital, LLC
42.	DHFW Holdings, LLC
43.	Dukes Health System, LLC
44.	Emporia Hospital Corporation
45.	Florida HMA Holdings, LLC
46.	Foley Hospital Corporation
47.	Frankfort Health Partner, Inc.
48.	Franklin Hospital Corporation
49.	Gadsden Regional Medical Center, LLC
50.	Granbury Hospital Corporation

[Signature Page to Junior-Priority Collateral Agreement]

51.	Greenbrier VMC, LLC
52.	GRMC Holdings, LLC
53.	Hallmark Healthcare Company, LLC
54.	Health Management Associates, LLC
55.	Health Management Associates, LP
56.	Health Management General Partner I, LLC
57.	Health Management General Partner, LLC
58.	Hernando HMA, LLC
59.	HMA Hospitals Holdings, LP
60.	HMA Santa Rosa Medical Center, LLC
61.	HMA Services GP, LLC
62.	HMA-TRI Holdings, LLC
63.	Hobbs Medco, LLC
64.	Hospital Management Associates, LLC
65.	Hospital Management Services of Florida, LP
66.	Jackson HMA, LLC
67.	Jefferson County HMA, LLC
68.	Kay County Hospital Corporation
69.	Kay County Oklahoma Hospital Company, LLC
70.	Key West HMA, LLC
71.	Kirksville Hospital Company, LLC
72.	Knox Hospital Company, LLC
73.	Knoxville HMA Holdings, LLC
74.	La Porte Health System, LLC
75.	La Porte Hospital Company, LLC
76.	Laredo Texas Hospital Company, L.P.
77.	Las Cruces Medical Center, LLC
78.	Lea Regional Hospital, LLC
79.	Longview Clinic Operations Company, LLC
80.	Longview Medical Center, L.P.
81.	Longview Merger, LLC
82.	LRH, LLC
83.	Lutheran Health Network of Indiana, LLC
84.	Marshall County HMA, LLC
85.	MCSA, L.L.C.
86.	Medical Center of Brownwood, LLC
87.	Metro Knoxville HMA, LLC
88.	Mississippi HMA Holdings I, LLC
89.	Mississippi HMA Holdings II, LLC
90.	Moberly Hospital Company, LLC
91.	Naples HMA, LLC
92.	Natchez Hospital Company, LLC
93.	Navarro Hospital, L.P.
94.	Navarro Regional, LLC
95.	NC-DSH, LLC
96.	Northwest Arkansas Hospitals, LLC
97.	Northwest Hospital, LLC
98.	Northwest Sahuarita Hospital, LLC
99.	NOV Holdings, LLC
100.	NRH, LLC
101.	Oak Hill Hospital Corporation
102.	Oro Valley Hospital, LLC
103.	Palmer-Wasilla Health System, LLC
104.	Poplar Bluff Regional Medical Center, LLC
105.	Port Charlotte HMA, LLC
106.	Punta Gorda HMA, LLC

107.	QHG Georgia Holdings, Inc.
108.	QHG of Bluffton Company, LLC
109.	QHG of Clinton County, Inc.
110.	QHG of Enterprise, Inc.
111.	QHG of Forrest County, Inc.
112.	QHG of Fort Wayne Company, LLC
113.	QHG of Hattiesburg, Inc.
114.	QHG of Springdale, Inc.
115.	Regional Hospital of Longview, LLC
116.	River Oaks Hospital, LLC
117.	River Region Medical Corporation
118.	ROH, LLC
119.	Roswell Hospital Corporation
120.	Ruston Hospital Corporation
121.	Ruston Louisiana Hospital Company, LLC
122.	SACMC, LLC
123.	San Angelo Community Medical Center, LLC
124.	San Angelo Hospital, L.P.
125.	San Angelo Medical, LLC
126.	Scranton Holdings, LLC
127.	Scranton Hospital Company, LLC
128.	Scranton Quincy Holdings, LLC
129.	Scranton Quincy Hospital Company, LLC
130.	Seminole HMA, LLC
131.	Shelbyville Hospital Company, LLC
132.	Siloam Springs Arkansas Hospital Company, LLC
133.	Siloam Springs Holdings, LLC
134.	Southeast HMA Holdings, LLC
135.	Southern Texas Medical Center, LLC
136.	Southwest Florida HMA Holdings, LLC
137.	Statesville HMA, LLC
138.	Tennessee HMA Holdings, LP
139.	Tennyson Holdings, LLC
140.	Triad Healthcare, LLC
141.	Triad Holdings III, LLC
142.	Triad Holdings IV, LLC
143.	Triad Holdings V, LLC
144.	Triad Nevada Holdings, LLC
145.	Triad of Alabama, LLC
146.	Triad-ARMC, LLC
147.	Triad-El Dorado, Inc.
148.	Triad-Navarro Regional Hospital Subsidiary, LLC
149.	Tullahoma HMA, LLC
150.	Tunkhannock Hospital Company, LLC
151.	Venice HMA, LLC
152.	VHC Medical, LLC
153.	Vicksburg Healthcare, LLC
154.	Victoria Hospital, LLC
155.	Victoria of Texas, L.P.
156.	Virginia Hospital Company, LLC
157.	Warsaw Health System, LLC
158.	Webb Hospital Corporation
159.	Webb Hospital Holdings, LLC
160.	Wesley Health System LLC
161.	WHMC, LLC
162.	Wilkes-Barre Behavioral Hospital Company, LLC

163.	Wilkes-Barre Holdings, LLC
164.	Wilkes-Barre Hospital Company, LLC
165.	Woodland Heights Medical Center, LLC
166.	Woodward Health System, LLC

Schedule III to the Guarantee and

Collateral Agreement

CAPITAL STOCK

	Issuer	Owner	% of Equity Interest	Number and Class of Equity Interest	Certificate Number
1.	Abilene Hospital, LLC	Abilene Merger, LLC	100%	100% Limited Liability Company Interest	N/A
2.	Abilene Merger, LLC	Triad Holdings V, LLC	100%	100% Limited Liability Company Interest	N/A
3.	Affinity Health System, LLC	Birmingham Holdings, LLC	99%	99 Units	003
		Birmingham Holdings II, LLC	1%	1 Unit	004
4.	Affinity Hospital , LLC	Affinity Health Systems, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
5.	ARMC, L.P.	Abilene Merger, LLC	1.585	53.50 General Partner Units	N/A (uncertificated)
		Abilene Hospital, LLC	98.8415%	4,564,5 Limited Partner Units	N/A (uncertificated)
6.	Bayfront HMA Healthcare Holdings, LLC	Central Florida HMA Holdings, LLC	80%	80% Limited Liability Company Interest	N/A (uncertificated)
7.	Biloxi Health System, LLC	Mississippi HMA Holdings I, LLC	50%	50: Limited Liability Company Interest	N/A (uncertificated)
8.	Birmingham Holdings II, LLC	Tennyson Holdings, LLC	100%	100 Units	1
9.	Birmingham Holdings, LLC	Tennyson Holdings, LLC	100%	100% Limited Liability Company Interest	2
10.	Bluffton Health System, LLC	Frankfort Health Partner, Inc.	1%	1% Limited Liability Company Interest	N/A
		QHG of Bluffton Company, LLC	99%	99% Limited Liability Company Interest	N/A
11.	Brandon HMA, LLC	Mississippi HMA Holdings II, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
12.	Brownwood Hospital, L.P.	Brownwood Medical Center, LLC	1%	1% General Partner Interest	N/A
		Medical Center of Brownwood, LLC	99%	99% Limited Partner Interest	N/A
13.	Brownwood Medical Center, LLC	Southern Texas Medical Center, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
14.	Bullhead City Hospital Corporation	Bullhead City Hospital Investment Corporation	100%	1,000 Shares	2
15.	Bullhead City Hospital Investment Corporation	Community Health Investment Company, LLC	98.89%	5,000 Shares Common	16
		Community Health Investment Company, LLC	1.11%	56 Shares Common	17
16.	Campbell County HMA, LLC	Health Management Associates, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
17.	Carlsbad Medical Center, LLC	Triad Holdings V, LLC	100%	100% Limited Liability Company Interest	2
18.	Carolinas Holdings, LLC	Carolinas JV	98.3822%	98.3822 Units	001
		Holdings, L.P.	0.0100%	0.0100 Units	003
		Carolina JV Holdings II, LLC	1.6078%	1.6078 Units	002
19.	Carolinas JV Holdings General, LLC	Health Management Associates, LP	100%	100% Limited Liability Company Interest	N/A (uncertificated)

	Issuer	Owner	% of Equity Interest	Number and Class of Equity Interest	Certificate Number
20.	Carolinas JV Holdings II, LLC	Health Management Associates, LP	100%	100% Limited Liability Company Interest	001
21.	Carolinas JV Holdings, L.P.	Carolinas JV Holdings General, LLC	1%	1% General Partner Interest	N/A (uncertificated)
		Health Management Associates, LP.	99%	99% Limited Partner Interest	N/A (uncertificated)
22.	Central Florida HMA Holdings, LLC	Health Management Associates, LP	99%	99 Units	N/A (uncertificated)
		HMA Holdings, LP	1%	1 Unit	N/A (uncertificated)
23.	Central States HMA Holdings, LLC	HMA Hospitals Holdings, LP	1%	1% Limited Liability Company Interest	N/A (uncertificated)
		Health Management Associates, LP	99%	99% Limited Liability Company Interest	N/A (uncertificated)
24.	Chesterton Surgery Center, LLC	La Porte Hospital Company, LLC	51%	51 Units	N/A (uncertificated)
25.	CHS Receivables Funding, LLC	CHS/Community Health Systems, Inc.	100%	100% Limited Liability Company Interest	N/A (uncertificated)
26.	CHS Tennessee Holdings, LLC	Knoxville HMA Holdings, LLC	100%	100 Units	001
27.	CHS Virginia Holdings, LLC	Virginia Hospital Company, LLC	100%	100% Limited Liability Company Interest	001
28.	CHSPSC, LLC	CHS/Community Health Systems, Inc.	100%	100% Limited Liability Company Interest	001
29.	CHS/Community Health Systems, Inc.	Community Health Systems, Inc.	100%	1,000 Shares Common	2
30.	Citrus HMA, LLC	Central Florida HMA Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
31.	Clarksdale HMA, LLC	Mississippi HMA Holdings II, LLC	100%	100% Limited Liability Company Interest	N/A (uncertified)
32.	Clarksville Holdings II, LLC	Community Health Investment Company, LLC	100%	100 Units	003
33.	Clarksville Holdings, LLC	Clarksville Holdings II, LLC	100%	100% Limited Liability Company Interest	002
34.	Cleveland Hospital Company, LLC	Hallmark Healthcare Company, LLC	100%	100 Units	001
35.	Cleveland Tennessee Hospital Company, LLC	Cleveland Hospital Company, LLC	100%	100 Units	002
36.	Clinton HMA, LLC	Central States HMA Holdings, LL C	100%	100 Units	001
37.	Cocke County HMA, LLC	Knowville HMA Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
38.	Collier Boulevard HMA Physician Management, LLC	Southwest Florida HMA Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
39.	Collier HMA Neurological Vascular Medical Group, LLC	Southwest Florida HMA Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
40.	Collier HMA Physician Management, LLC	Southwest Florida HMA Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
41.	Community Health Investment Company, LLC	CHS/Community Health Systems, Inc.	100%	100 Units	1
42.	CP Hospital GP, LLC	Tennyson Holdings, LLC	100%	100% Limited Liability Company Interest	002
43.	CPLP, LLC	Tennyson Holdings, LLC	100%	100% Limited Liability Company Interest	002

III-2

	Issuer	Owner	% of Equity Interest	Number and Class of Equity Interest	Certificate Number
44.	Crestwood Healthcare, L.P.	Crestwood Hospital, LLC	28.42%	28.42% General Partner Interest	001
		Crestwood Hospital LP, LLC	71.58%	71.58% Limited Partner Interest	002
45.	Crestwood Hospital LP, LLC	Crestwood Hospital, LLC	100%	100% Limited Liability Company Interest	N/A
46.	Crestwood Hospital, LLC	Triad Holdings III, LLC	100%	100% Limited Liability Company Interest	N/A
47.	Crossgates HMA Medical Group, LLC	Mississippi HMA Holdings II, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
48.	Crystal River HMA Physician Management, LLC	Central Florida HMA Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
49.	CSMC, LLC	College Station Merger, LLC	100%	100% Limited Liability Company Interest	N/A
50.	Desert Hospital Holdings, LLC	Triad Holdings V, LLC	100%	100% Limited Liability Company Interest	002
51.	Detar Hospital, LLC	VHC Medical, LLC	100%	100% Limited Liability Company Interest	N/A
52.	DHFW Holdings, LLC	Frankfort Health Partner, Inc.	1%	1 Unit	002
		QHG of Fort Wayne Company, LLC	99%	99 Units	001
53.	Dukes Health System, LLC	QHG of Clinton County, Inc.	100%	100% Limited Liability Company Interest	N/A
54.	DuPont Hospital, LLC	DHFW Holdings, LLC	72.62%	72.62% Limited Liability Company Interest	N/A (uncertificated)
55.	Durant H.M.A., LLC	Central States HMA Holdings, LLC	92.264%	92.264% Limited Liability Company Interest	N/A (uncertificated)
56.	Durant HMA Physician Management, LLC	Central States HMA Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
57.	East Georgia Regional Medical Center, LLC	Southeast HMA Holdings, LLC	89.2538%	89.2538% Limited Liability Company Interest	N/A (uncertificated)
58.	Emporia Hospital Corporation	Community Health Investment Company, LLC	100%	1,000 Shares Common	2
59.	Fayetteville Arkansas Hospital Company, LLC	QHG of Springdale, Inc.	80%	80 Units	N/A (uncertificated)
60.	Florida HMA Holdings, LLC	HMA Hospitals Holdings, LP	1%	1% Limited Liability Company Interest	N/A (uncertificated)
		Health Management Associates, LP	99%	99% Limited Liability Company Interest	N/A (uncertificated)
61.	Florida HMA Urgent Care, LLC	Florida HMA Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
62.	Flowood River Oaks HMA Medical Group, LLC	Mississippi HMA Holdings I, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
63.	Foley Hospital Corporation	Community Health Investment Company, LLC	100%	1,000 Shares Common	2
64.	Frankfort Health Partner, Inc.	Tennyson Holdings, LLC	100%	1,000 Shares Common	3
65.	Franklin Hospital Corporation	Community Health Investment Company, LLC	100%	1,000 Shares Common	2
66.	Gadsden Regional Medical Center, LLC	GRMC Holdings, LLC	100%	100% Limited Liability Company Interest	N/A

III-3

	Issuer	Owner	% of Equity Interest	Number and Class of Equity Interest	Certificate Number
67.	Granbury Hospital Corporation	Community Health Investment Company, LLC	100%	1,000 Shares Common	3
68.	Greenbrier VMC, LLC	Triad Holdings V, LLC	100%	5,024 units	20 and 21 and 24
69.	GRMC Holdings, LLC	Tennyson Holdings, LLC	100%	100% Limited Liability Company Interest	2
70.	Gulf Coast HMA Physician Management, LLC	Florida HMA Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
71.	Hallmark Healthcare Company, LLC	CHS/Community Health Systems, Inc.	100%	100% Limited Liability Company Interest	1
72.	Health Management Associates, LLC	HMA-TRI Holdings, LLC	100%	100 Units	001
73.	Health Management Associates, LP	Health Management General Partner, LLC	1%	1 General Partner Unit	N/A (uncertificated)
		Health Management Associates, LLC	99%	99 Limited Partner Units	N/A (uncertificated)
74.	Health Management General Partner I, LLC	Hospital Management Services of Florida, LP	100%	100% Limited Liability Company Interest	N/A (uncertificated)
75.	Health Management General Partner, LLC	Health Management Associates, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
76.	Health Management Physician Associates, LLC	Health Management Associates, LP	100%	100% Limited Liability Company Interest	N/A (uncertificated)
77.	Hernando HMA, LLC	Central Florida HMA Holdings, LLC	100%	100 Units	001
78.	HMA Hospitals Holdings, LP	Health Management General Partner, LLC	1%	1 General Partner Unit	N/A (uncertificated)
		Health Management Associates, LLC	99%	99 Limited Partner Units	N/A (uncertificated)
79.	HMA Professional Services Group, LP	Hospital Management Services of Florida, LP	99%	99 Limited Partner Units	N/A (uncertificated)
		Health Management General Partner I, LLC	1%	1 General Partner Unit	N/A (uncertificated)
80.	HMA Santa Rosa Medical Center, LLC	Florida HMA Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
81.	HMA Services GP, LLC	Health Management Associates, LP	100%	100% Limited Liability Company Interest	N/A (uncertificated)
82.	HMA-TRI Holdings, LLC	CHS/Community Health Systems, Inc.	100%	100% Limited Liability Company Interest	001
83.	Hobbs Medco, LLC	Triad Holdings V, LLC	100%	100% Limited Liability Company Interest	002
84.	Hospital Management Associates, LLC	Health Management Associates, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
85.	Hospital Management Services of Florida, LP	HMA Services GP, LLC	1%	1% General Partner Interest	N/A (uncertificated)
		Health Management Associates, L.P.	99%	99% Limited Partner Interest	N/A (uncertificated)
86.	Jackson HMA North Medical Office Building, LLC	Mississippi HMA Holdings II, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
87.	Jackson HMA, LLC	Mississippi HMA Holdings II, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
88.	Jefferson County HMA, LLC	Health Management Associates, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
89.	Kay County Hospital Corporation	Community Health Investment Company, LLC	100%	1,000 Shares Common	2

III-4

	Issuer	Owner	% of Equity Interest		Number and Class of Equity Interest	Certificate Number
90.	Kay County Oklahoma Hospital Company, LLC	Kay County Hospital Corporation	100%		100% Limited Liability Company Interest	002
91.	Key West HMA Physician Management, LLC	Florida HMA Holdings, LLC	100%		100% Limited Liability Company Interest	N/A (uncertificated)
92.	Key West HMA, LLC	Florida HMA Holdings, LLC	100%		100% Limited Liability Company Interest	N/A (uncertificated)
93.	Kirksville Hospital Company, LLC	Community Health Investment Company, LLC	100%		100 Units	001
94.	Kirksville Missouri Hospital Company, LLC	Kirksville Hospital Company, LLC	84.639 3.464 0.705 0.329	% % % %	5,400 Units 221 Units 45 Units 21 Units	82 64 78 81
95.	Knox Hospital Company, LLC	La Porte Health System, LLC	100%		100% Limited Liability Company Interest	N/A (uncertificated)
96.	Knoxville HMA Cardiology PPM, LLC	Knoxville HMA Holdings, LLC	100%		100% Limited Liability Company Interest	N/A (uncertificated)
97.	Knoxville HMA Holdings, LLC	Tennessee HMA Holdings, LP	100%		100 Units	N/A (uncertificated)
98.	Knoxville HMA JV Holdings, LLC	Knoxville HMA Holdings, LLC	100%		100% Limited Liability Company Interest	N/A (uncertificated)
99.	Knoxville HMA Physician Management, LLC	Knoxville HMA Holdings, LLC	100%		100% Limited Liability Company Interest	N/A (uncertificated)
100.	La Porte Health System, LLC	Frankfort Health Partner, Inc.	100%		100 Units	001
101.	La Porte Hospital Company, LLC	La Porte Health System, LLC	100%		100% Limited Liability Company Interest	N/A (uncertificated)
102.	Laredo Texas Hospital Company, L.P.	Webb Hospital Corporation	0.101%		0.101% General Partner Interest	001
		Webb Hospital Holdings, LLC	99.899%		99.899% Limited Partner Interest	002
103.	Las Cruces Medical Center, LLC	Triad Holdings V, LLC	100%		100% Limited Liability Company Interest	002
104.	Lea Regional Hospital, LLC	Hobbs Medco, LLC	100%		100% Limited Liability Company Interest	N/A
105.	Longview Clinic Operations Company, LLC	Longview Merger, LLC	100%		100 Units	001
106.	Longview Medical Center, L.P.	Regional Hospital of Longview, LLC	1.11%		26 General Partner Units	1
		LRH, LLC	80.86%		1,893 Limited Partner Units	2
		Longview Clinic Operations Company, LLC	18.03%		422 Limited Partner Units	3
107.	Longview Merger, LLC	Tennyson Holdings, LLC	100%		100% Limited Liability Company Interest	002
108.	LRH, LLC	Longview Merger, LLC	100%		100% Limited Liability Company Interest	N/A
109.	Lutheran Health Network Investors, LLC	Lutheran Health Network of Indiana, LLC	38.243%		127 Units 14,947 Units 35 Units	195 383 425
		QHG of Fort Wayne Company, LLC	42.557%		489 Units 480 Units 15,844 Units	3 147 384
		DHFW Holdings, LLC	5.819%		2,000 Units 299 Units	2 148
110.	Lutheran Health Network of Indiana, LLC	Tennyson Holdings, LLC	100%		100% Limited Liability Company Interest	002

III-5

	Issuer	Owner	% of Equity Interest	Number and Class of Equity Interest	Certificate Number
111.	Lutheran Musculoskeletal Center, LLC	Lutheran Health Network of Indiana, LLC	30.01%	1,673 Units	73
		QHG of Fort Wayne Company, LLC	29.99%	1,672 Units	74
112.	Madison Health System, LLC	Mississippi HMA Holdings II, LLC	50%	500 Units	N/A (uncertified)
113.	Marshall County HMA, LLC	Central States HMA Holdings, LL C	100%	100 Units	001
114.	MCSA, L.L.C.	Triad-El Dorado, Inc.	100%	100 Units	002
115.	Medical Center of Brownwood, LLC	Southern Texas Medical Center, LLC	100%	100% Limited Liability Company Interest	N/A
116.	Metro Knoxville HMA, LLC	Knoxville HMA Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
117.	Midwest Regional Medical Center, LLC	Central States HMA Holdings, LLC	98.6%	98.6% Limited Liability Company Interest	N/A (uncertificated)
118.	Mississippi HMA Holdings I, LLC	Health Management Associates, LP	99%	99% Limited Liability Company Interest	N/A (uncertificated)
		HMA Hospitals Holdings, LP	1%	1% Limited Liability Company Interest	N/A (uncertificated)
119.	Mississippi HMA Holdings II, LLC	HMA Hospitals Holdings, LP	1%	1% Limited Liability Company Interest	N/A (uncertificated)
		Health Management Associates, LP	99%	99% Limited Liability Company Interest	N/A (uncertificated)
120.	Mississippi HMA Hospitalists, LLC	Mississippi HMA Holdings I, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
121.	Moberly Hospital Company, LLC	Community Health Investment Company, LLC	100%	100 Units	001
122.	Mooresville HMA Investors, LLC	Carolinas JV Holdings, L.P.	98.68%	98.68% Limited Liability Company Interest	N/A (uncertificated)
123.	Mooresville HMA Physician Management, LLC	Carolinas JV Holdings, L.P.	100%	100% Limited Liability Company Interest	N/A (uncertificated)
124.	Mooresville Hospital Management Associates, LLC	Carolinas Holdings, LLC	100%	100 Units	001
125.	Naples HMA, LLC	Southwest Florida HMA Holdings, LLC	100%	100 Units	N/A (uncertificated)
126.	Natchez Hospital Company, LLC	Mississippi HMA Holdings II, LLC	100%	100 Units	001
127.	Navarro Hospital, L.P.	Navarro Regional, LLC	1%	1% General Partner Interest	212
		NRH, LLC	99%	99% Limited Partner Interest	211
128.	Navarro Regional, LLC	Triad-Navarro Regional Hospital Subsidiary, LLC	100%	100% Limited Liability Company Interest	N/A
129.	NC-DSH, LLC	QHG Georgia Holdings, Inc.	100%	100 Units	002
130.	North Okaloosa Medical Corp.	Community Health Investment Company, LLC	98.388%	3,421,000 Common	72
131.	Northwest Arkansas Hospitals, LLC	Tennyson Holdings, LLC	100%	100 Units	003
132.	Northwest Hospital, LLC	NOV Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
133.	Northwest Indiana Health Systems, LLC	Frankfort Health Partner, Inc.	91.167%	4,130 Units 4,235.9 Units	99 101

III-6

	Issuer	Owner	% of Equity Interest	Number and Class of Equity Interest	Certificate Number
134.	Northwest Sahuarita Hospital, LLC	NOV Holdings, LLC	100%	100 Units	001
135.	NOV Holdings, LLC	Desert Hospital Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
136.	NRH, LLC	Triad-Navarro Regional Hospital Subsidiary, LLC	100%	100% Limited Liability Company Interest	N/A
137.	Oak Hill Hospital Corporation	Community Health Investment Company, LLC	100%	1,000 Shares Common	2
138.	Oro Valley Hospital, LLC	NOV Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
139.	Palmer-Wasilla Health System, LLC	Triad Holdings V, LLC	100%	100 Units	N/A
140.	Petersburg Hospital Company, LLC	CHS Virginia Holdings, LLC	1.00%	78 Units	6
		Community Health Investment Company, LLC	1.00%	78 Units	7
		Virginia Hospital Company, LLC	98.00%	7,644 Units	5
141.	Piney Woods Healthcare System, L.P.	Woodland Heights Medical Center, LLC	2.2961%	110.470 General Partner Units 35.00 Limited Partner Units	N/A
		WHMC, LLC	94.1656%	5,080.8 Limited Partner Units	N/A
142.	Poplar Bluff HMA Physician Management, LLC	Poplar Bluff Regional Medical Center, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
143.	Poplar Bluff Regional Medical Center, LLC	Central States HMA Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
144.	Port Charlotte HMA Physician Management, LLC	Florida HMA Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
145.	Port Charlotte HMA, LLC	Florida HMA Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
146.	Punta Gorda HMA Physician Management, LLC	Florida HMA Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
147.	Punta Gorda HMA, LLC	Florida HMA Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
148.	QHG Georgia Holdings, Inc.	Triad Holdings V, LLC	100%	1,000 Shares Common	3
149.	QHG of Bluffton Company, LLC	Tennyson Holdings, LLC	100%	100 Units	1
150.	QHG of Clinton County, Inc.	Tennyson Holdings, LLC	100%	1,000 Shares Common	3
151.	QHG of Enterprise, Inc.	Triad Nevada Holdings, LLC	100%	1,000 Shares Common	3
152.	QHG of Forrest County, Inc.	Triad Nevada Holdings, LLC	100%	1,000 Shares Common	3
153.	QHG of Fort Wayne Company, LLC	Tennyson Holdings, LLC	100%	100 Units	001
154.	QHG of Hattiesburg, Inc.	Triad Nevada Holdings, LLC	100%	1,000 Shares Common	3
155.	QHG of Springdale, Inc.	Triad Nevada Holdings, LLC	100%	1,000 Shares Common	3
156.	Regional Hospital of Longview, LLC	Longview Merger, LLC	100%	100% Limited Liability Company Interest	N/A
157.	River Oaks Hospital, LLC	Mississippi HMA Holdings I, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)

III-7

	Issuer	Owner	% of Equity Interest	Number and Class of Equity Interest	Certificate Number
158.	River Oaks Management Company, LLC	River Oaks Hospital, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
159.	River Oaks Medical Office Building, LLC	River Oaks Hospital, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
160.	River Region Medical Corporation	Triad Holdings V, LLC	100%	5,949,472 Shares Common	2
161.	ROH, LLC	River Oaks Hospital, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
162.	Roswell Hospital Corporation	Community Health Investment Company, LLC	100%	1,000 Shares Common	2
163.	Ruston Hospital Corporation	Community Health Investment Company, LLC	100%	1,000 Shares Common	2
164.	Ruston Louisiana Hospital Company, LLC	Ruston Hospital Corporation	100%	100% Limited Liability Company Interest	002
165.	SACMC, LLC	San Angelo Medical, LLC	100%	100% Limited Liability Company Interest	N/A
166.	San Angelo Community Medical Center, LLC	San Angelo Medical, LLC	100%	100% Limited Liability Company Interest	N/A
167.	San Angelo Hospital, L.P.	San Angelo Medical, LLC	1%	42 General Partner Units	038
		SACMC, LLC	99%	4,158 Limited Partner Units	039
168.	San Angelo Medical, LLC	Triad Holdings V, LLC	100%	100% Limited Liability Company Interest	002
169.	Santa Rosa HMA Physician Management, LLC	Florida HMA Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
170.	Scranton Holdings, LLC	Tennyson Holdings, LLC	100%	100 Units	001
171.	Scranton Hospital Company, LLC	Scranton Holdings, LLC	100%	100 Units	001
172.	Scranton Quincy Holdings, LLC	Tennyson Holdings, LLC	100%	100 Units	001
173.	Scranton Quincy Hospital Company, LLC	Scranton Quincy Holdings, LLC	100%	100 Units	001
174.	Seminole HMA, LLC	Central States HMA Holdings, LL C	100%	100 Units	001
175.	Shelbyville Hospital Company, LLC	Community Health Investment Company, LLC	100%	100 Units	001
176.	Siloam Springs Arkansas Hospital Company, LLC	Siloam Springs Holdings, LLC	100%	100 Units	1
177.	Siloam Springs Holdings, LLC	Community Health Investment Company, LLC	100%	100 Units	1
178.	Southeast HMA Holdings, LLC	Health Management Associates, LP	99%	99 Units	N/A (uncertificated)
		HMA Hospitals Holdings, LP	1%	1 Unit	N/A (uncertificated)
179.	Southern Texas Medical Center, LLC	Tennyson Holdings, LLC	100%	100% Limited Liability Company Interest	002
180.	Southwest Florida HMA Holdings, LLC	HMA Hospital Holdings, LP	1%	1% Limited Liability Company Interest	N/A (uncertificated)
		Health Management Associates, LP	99%	99% Limited Liability Company Interest	N/A (uncertificated)
181.	Statesville HMA Medical Group, LLC	Statesville HMA, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)

III-8

	Issuer	Owner	% of Equity Interest	Number and Class of Equity Interest	Certificate Number
182.	Statesville HMA, LLC	Carolinas JV Holdings, L.P.	100%	100% Limited Liability Company Interest	N/A (uncertificated)
183.	Tennessee HMA Holdings, LP	Health Management General Partner I, LLC	1%	1% General Partner Interest	N/A (uncertificated)
		Hospital Management Services of Florida, LP	99%	99% Limited Partner Interest	N/A (uncertificated)
184.	Tennyson Holdings, LLC	Triad Healthcare, LLC	100%	100 Units	002
185.	Triad Healthcare, LLC	HMA-TRI Holdings, LLC	100%	100 Units	001
186.	Triad Holdings III, LLC	Triad Holdings IV, LLC	100%	100% Limited Liability Company Interest	N/A
187.	Triad Holdings IV, LLC	Tennyson Holdings, LLC	100%	100% Limited Liability Company Interest	002
188.	Triad Holdings V, LLC	Tennyson Holdings, LLC	100%	100% Limited Liability Company Interest	002
189.	Triad Nevada Holdings, LLC	NC-DSH, LLC	100%	100 Units	001
190.	Triad of Alabama, LLC	Tennyson Holdings, LLC	100%	100% Limited Liability Company Interest	2
191.	Triad-ARMC, LLC	Abilene Merger, LLC	100%	100% Limited Liability Company Interest	N/A
192.	Triad-El Dorado, Inc.	Triad Holdings III, LLC	100%	1,000 Shares Common	4
193.	Triad-Navarro Regional Hospital Subsidiary, LLC	Tennyson Holdings, LLC	100%	100% Limited Liability Company Interest	002
194.	Tullahoma HMA, LLC	Knoxville HMA Holdings, LLC	60%	60 Units	001
		CHS Tennessee Holdings, LLC	40%	40 Units	002
195.	Tunkhannock Hospital Company, LLC	Scranton Holdings, LLC	100%	100 Units	002
196.	Venice HMA, LLC	Florida HMA Holdings, LLC	100%	100% Limited Liability Company Interest	N/A (uncertificated)
197.	VHC Medical, LLC	Triad Holdings III, LLC	100%	100% Limited Liability Company Interest	N/A
198.	Vicksburg Healthcare, LLC	River Region Medical Corporation	100%	100% Limited Liability Company Interest	3
199.	Victoria Hospital, LLC	VHC Medical, LLC	100%	100% Limited Liability Company Interest	N/A
200.	Victoria of Texas, L.P.	Detar Hospital, LLC	1%	1% General Partner Interest	N/A
		Victoria Hospital, LLC	99%	99% Limited Partner Interest	N/A
201.	Virginia Hospital Company, LLC	CHS/Community Health Systems, Inc.	100%	100% Limited Liability Company Interest	1
202.	Warsaw Health System, LLC	Frankfort Health Partner, Inc.	100%	100 Unites	001
203.	Webb Hospital Corporation	Community Health Investment Company, LLC (successor to CHS Holdings Corp.)	100%	1,000 Shares Common	1
204.	Webb Hospital Holdings, LLC	Webb Hospital Corporation	100%	100% Limited Liability Company Interest	001

III-9

	Issuer	Owner	% of Equity Interest	Number and Class of Equity Interest	Certificate Number
205.	Wesley Health System, LLC	QHG of Forrest County, Inc.	5%	5% Limited Liability Company Interest	N/A (uncertificated)
		QHG of Hattiesburg, Inc.	95%	95% Limited Liability Company Interest	N/A (uncertificated)
206.	WHMC, LLC	Triad Holdings V, LLC	100%	100% Limited Liability Company Interest	002
207.	Wilkes-Barre Behavioral Hospital Company, LLC	Wilkes-Barre Holdings, LLC	100%	100 Units	002
208.	Wilkes-Barre Holdings, LLC	Community Health Investment Company, LLC	100%	100 Units	002
209.	Wilkes-Barre Hospital Company, LLC	Wilkes-Barre Holdings, LLC	100%	100 Units	002
210.	Woodland Heights Medical Center, LLC	Triad Holdings V, LLC	100%	100% Limited Liability Company Interest	002
211.	Woodward Health System, LLC	Triad Holdings IV, LLC	100%	100% Limited Liability Company Interest	N/A

PLEDGED DEBT SECURITIES; DEBT INSTRUMENTS; ADVANCES

	Borrower	Lender	Note Date	Note Amount
1.	Affinity Gastroenterology ASC, LLC	CHS/Community Health Systems, Inc.	12/31/2018	$1,000,000
2.	Biloxi H.M.A., LLC	CHS/Community Health Systems, Inc.	11/30/2020	$5,000,000
3.	Bullhead City Hospital Corporation	CHS/Community Health Systems, Inc.	1/27/2021	$200,000,000
4.	Cedar Park Health System, LP	CHS/Community Health Systems, Inc.	1/10/2006	$5,000,000
5.	Center for Pain Management, LLC	CHS/Community Health Systems, Inc.	10/1/2019	$1,000,000
6.	Chesterton Surgery Center, LLC	CHS/Community Health Systems, Inc.	12/4/2019	$250,000
7.	Clarksville Health System, G.P.	CHS/Community Health Systems, Inc.	2/1/2006	$5,000,000

III-10

	Borrower	Lender	Note Date	Note Amount
8.	Cleveland Tennessee Hospital Company, LLC	CHS/Community Health Systems, Inc.	1/27/2021	$300,000,000
9.	Crestview Hospital Corporation	CHS/Community Health Systems, Inc.	1/27/2021	$200,000,000
10.	DuPont Hospital, LLC	CHS/Community Health Systems, Inc.	12/20/2005	$10,000.00
11.	El Dorado Surgery Center, L.P.	CHS/Community Health Systems, Inc.	9/30/2005	$2,100,000

12.	Fayetteville Arkansas Hospital Company, LLC	CHS/Community Health Systems, Inc.	4/1/2016	$8,000,000
13.	Foley Hospital Corporation	CHS/Community Health Systems, Inc.	1/27/2021	$200,000,000
14.	Granbury Hospital Corporation	CHS/Community Health Systems, Inc.	1/27/2021	$200,000,000
15.	Health Management Associates, Inc.	CHS/Community Health Systems, Inc.	1/27/2014	$3,000,000,000
16.	Health Management Associates, Inc.	CHS/Community Health Systems, Inc.	1/27/2014	$2,000,000,000
17.	Health Management Associates, Inc.	CHS/Community Health Systems, Inc.	1/27/2014	$1,000,000,000
18.	Health Management Associates, LLC	CHS/Community Health Systems, Inc.	2/6/2020	$466,000,000
19.	Kay County Oklahoma Hospital Company, LLC	CHS/Community Health Systems, Inc.	1/27/2021	$200,000,000
20.	Kirksville Missouri Hospital Company, LLC	CHS/Community Health Systems, Inc.	1/27/2021	$200,000,000
21.	Kirksville Missouri Hospital Company, LLC	CHS/Community Health Systems, Inc.	10/31/2011	$76,000,000
22.	Kirksville Missouri Hospital Company, LLC	CHS/Community Health Systems, Inc.	10/31/2011	$30,000,000

III-11

	Borrower	Lender	Note Date	Note Amount
23.	Knox Hospital Company, LLC	CHS/Community Health Systems, Inc.	1/27/2021	$200,000,000
24.	La Porte Hospital Company, LLC	CHS/Community Health Systems, Inc.	1/27/2021	$200,000,000
25.	Langtree Endoscopy Center, LLC	CHS/Community Health Systems, Inc.	10/1/2019	$500,000
26.	Laredo Texas Hospital Company, L.P.	CHS/Community Health Systems, Inc.	1/27/2021	$200,000,000
27.	Las Cruces Surgery Center, L.P.	CHS/Community Health Systems, Inc.	7/3/2020	$1,000,000
28.	Lutheran Health Network Investors, LLC	Triad Healthcare, LLC	1/31/2020	$132,000,000
29.	Lutheran Health Network Investors, LLC	Triad Healthcare Corporation	10/1/2009	$499,200,000
30.	Madison Health System, LLC	CHS/Community Health Systems, Inc.	8/1/2019	$4,000,000
31.	Mat-Su Valley Medical Center, LLC	CHS/Community Health Systems, Inc.	11/30/2005	$9,000,000
32.	Moberly Hospital Company, LLC	CHS/Community Health Systems, Inc.	1/27/2021	$200,000,000
33.	Natchez Hospital Company, LLC	CHS/Community Health Systems, Inc.	1/27/2021	$200,000,000
34.	Northwest Sahuarita Hospital, LLC	CHS/Community Health Systems, Inc.	1/27/2021	$200,000,000
35.	Oak Hill Hospital Corporation	CHS/Community Health Systems, Inc.	1/27/2021	$200,000,000
36.	Piney Woods Healthcare System, L.P.	CHS/Community Health Systems, Inc.	4/1/2011	$5,300,000
37.	Porter Hospital, LLC	CHS/Community Health Systems, Inc.	1/27/2021	$200,000,000

III-12

	Borrower	Lender	Note Date	Note Amount
38.	Roswell Hospital Corporation	CHS/Community Health Systems, Inc.	1/27/2021	$200,000,000
39.	Scranton Hospital Company, LLC	CHS/Community Health Systems, Inc.	1/27/2021	$300,000,000
40.	Scranton Quincy Hospital Company, LLC	CHS/Community Health Systems, Inc.	1/27/2021	$300,000,000
41.	Summit Surgical Suites, LLC	CHS/Community Health Systems, Inc.	9/1/2019	$500,000
42.	Susitna Surgery Center, LLC	CHS/Community Health Systems, Inc.	2/18/2020	$1,500,000
43.	Triad Healthcare, LLC	CHS/Community Health Systems, Inc.	3/6/2019	$1,600,809,000
44.	Triad Healthcare, LLC	CHS/Community Health Systems, Inc.	2/6/2020	$966,000,000
45.	Tunkhannock Hospital Company, LLC	CHS/Community Health Systems, Inc.	1/27/2021	$200,000,000
46.	Vero Beach Florida ASC, LLC	CHS/Community Health Systems, Inc.	11/29/2018	$1,000,000
47.	Wilkes-Barre Hospital Company, LLC	CHS/Community Health Systems, Inc.	1/27/2021	$600,000,000
48.	Wilkes-Barre Behavioral Hospital Company, LLC	CHS/Community Health Systems, Inc.	1/27/2021	$200,000,000

III-13

Schedule IV to the Guarantee and

Collateral Agreement

DEBT INSTRUMENTS; ADVANCES

See Pledged Debt Securities, Debt Instruments; Advances in Schedule III.

Schedule V to the Guarantee and

Collateral Agreement

MORTGAGE FILINGS

	Property Name/Address	Record Owner	Filing Office
1.	Flowers Hospital 4370 West Main Street Dothan, AL 36305	Triad of Alabama, LLC	Houston County, AL

2.	Gadsden Regional Medical Center 1007 Goodyear Avenue Gadsden, AL 35903	Gadsden Regional Medical Center, LLC	Etowah County, AL

3.	Medical Center Enterprise 400 North Edwards St. Enterprise, AL 36330	QHG of Enterprise, Inc.	Coffee County, AL

4.	Northwest Medical Center 6200 N. LaCholla Blvd. Tucson, AZ 85741	Northwest Hospital, LLC	Pima County, AZ

5.	Oro Valley Hospital 1551 E. Tangerine Road Oro Valley, AZ 85755	Oro Valley Hospital, LLC	Pima County, AZ

6.	Bluffton Regional Medical Center 303 South Main Street Bluffton, IN 46714	Bluffton Health System LLC	Wells County, IN

7.	Northwest Health - La Porte 1007 Lincoln Way La Porte, IN 46350	La Porte Hospital Company, LLC	LaPorte County, IN

8.	Dukes Memorial Hospital 275 W. 12th Street Peru, IN 46970	Dukes Health System, LLC	Miami County, IN

9.	Merit Health River Region 2100 Highway 61 North Vicksburg, MS 39183 / 1111 N. Frontage Road Vicksburg, MS 39180	Vicksburg Healthcare, LLC	Warren County, MS

10.	Merit Health Wesley 5001 Hardy Street Hattiesburg, MS 39402	Wesley Health System LLC	Lamar and Forrest Counties, MS

11.	Moberly Regional Medical Center 1515 Union Avenue Moberly, MO 65270	Moberly Hospital Company, LLC	Shelby and Randolph Counties, MO

12.	Carlsbad Medical Center 2430 West Pierce St Carlsbad, NM 88220	Carlsbad Medical Center, LLC	Eddy County, NM

13.	Eastern New Mexico Medical Center 405 West Country Club Road Roswell, NM 88201	Roswell Hospital Corporation	Chaves County, NM

14.	Lea Regional Medical Center 5419 N. Lovington Highway Hobbs, NM 88240	Lea Regional Hospital, LLC	Lea County, NM

15.	Mountain View Regional Medical Center 4311 East Lohman Avenue Las Cruces, NM 88011	Las Cruces Medical Center, LLC	Dona Ana County, NM

16.	AllianceHealth Ponca City (f/k/a Ponca City Medical Center) 1900 North 14th Street Ponca City, OK 74601	Kay County Oklahoma Hospital Company, LLC	Kay County, OK

17.	Moses Taylor Hospital 700 Quincy Avenue Scranton, PA 18510	Scranton Quincy Hospital Company, LLC	Lackawanna County, PA

18.	Regional Hospital of Scranton 746 Jefferson Ave Scranton, PA 18510	Scranton Hospital Company, LLC	Lackawanna County, PA

19.	Tyler Memorial Hospital 5950 SR6 Tunkhannock, PA 18657	Tunkhannock Hospital Company, LLC	Wyoming County, PA

20.

Wilkes-Barre General Hospital

575 North River Street

Wilkes-Barre, PA 18702

Thomas P. Saxton Medical Pavilion

468 Northampton Street

Edwardsville, PA 18704

Wyoming Valley Imaging Center

345 N. Pennsylvania Avenue

Wilkes-Barre, PA 18702

		Wilkes-Barre Hospital Company, LLC	Luzerne County, PA

21.

First Hospital

562 and 534 Wyoming Avenue

Kingston, PA 18704

Community Counseling Services

110-130 S. Pennsylvania Avenue (a/k/a 101 E. Northampton)

Wilkes-Barre, PA 18701

92 S. Franklin Street

Wilkes-Barre, PA 18701

320 S. Franklin Street

Wilkes-Barre, PA 18702

		Wilkes-Barre Behavioral Hospital Company, LLC	Luzerne County, PA

22.	Tennova Healthcare-Cleveland 2305 Chambliss Avenue NW Cleveland, TN 37311	Cleveland Tennessee Hospital Company, LLC	Bradley County, TN

23.	DeTar Healthcare System (f/k/a DeTar Hospital Navarro) 506 E. San Antonio Street Victoria, TX 77901	Victoria of Texas, L.P.	Victoria County, TX

24.	DeTar Healthcare System (f/k/a DeTar Hospital North) 101 Medical Drive Victoria, TX 77904	Victoria of Texas, L.P.	Victoria County, TX

25.	Grandview Medical Center 3690 Grandview Parkway Birmingham, AL 35243	Affinity Hospital, LLC	Jefferson County, AL

26.	Medical Center of South Arkansas 700 W. Grove Street El Dorado, AR 71730	MCSA, L.L.C.	Union County, AR

27.	Western Arizona Regional Medical Center 2735 Silver Creek Road Bullhead City, AZ 86442	Bullhead City Hospital Corporation	Mohave County, AZ

28.	Longview Regional Medical Center 2901 N. Fourth Street Longview, TX 75605	Longview Medical Center, L.P.	Gregg County, TX

29.	Northwest Medical Center - Springdale 609 W. Maple Ave Springdale, AR 72764 515 South Thompson Street Springdale, AR 72764	Northwest Arkansas Hospitals, LLC & QHG of Springdale, Inc.	Washington County, AR

30.	Willow Creek Women’s Hospital 4301 Greathouse Springs Rd. Johnson, AR 72741	Northwest Arkansas Hospitals, LLC	Washington County, AR

31.	Northwest Medical Center – Bentonville 3000 Medical Center Pkwy. Bentonville, AR 72712	QHG of Springdale, Inc.	Benton County, AR

32.	Newport Medical Center 435 Second Street Newport, TN 37821	Cocke County HMA, LLC	Cocke County, TN

33.	Seven Rivers Regional Medical Center 6201 N. Suncoast Blvd. Crystal River, FL 34428	Citrus HMA, LLC	Citrus County, FL

34.	Turkey Creek Medical Center 10820 Parkside Drive Knoxville, TN 37934	Metro Knoxville HMA, LLC	Knox County, TN

35.	North Knoxville Medical Center 7565 Dannaher Drive Powell, TN 37849	Metro Knoxville HMA, LLC	Knox County, TN

36.	Physicians Regional Medical Center (Pine Ridge) 6101 Pine Ridge Road Naples, FL 34119	Naples HMA, LLC	Collier County, FL

37.	Physicians Regional Medical Center (Collier Blvd. and MOB) 8300 Collier Blvd.[2] Naples, FL 34114	Naples HMA, LLC	Collier County, FL

38.	Poplar Bluff Regional Medical Center 3100 Oak Grove Road Poplar Bluff, MO 63901	Poplar Bluff Regional Medical Center, LLC	Butler County, MO

[2]	Including the property at 8320 Collier Boulevard, Naples, FL 34114.

39.	Bayfront Health Port Charlotte (f/k/a Peace River Regional Medical Center) 2500 Harbor Boulevard Port Charlotte, FL 33952[3]	Port Charlotte HMA, LLC	Charlotte County, FL

40.	Bayfront Health Punta Gorda (f/k/a Charlotte Regional Medical Center) 809 E. Marion Avenue Punta Gorda, FL 33950	Punta Gorda HMA, LLC	Charlotte County, FL

41.	Riverside Behavioral Center 733 E. Olympia Ave. Punta Gorda, FL 33950	Punta Gorda HMA, LLC	Charlotte County, FL

42.	Merit Health River Oaks (f/k/a River Oaks Hospital) 1030 River Oaks Drive Flowood, MS 39232	River Oaks Hospital, LLC	Rankin County, MS

43.	Merit Health Woman’s Hospital (f/k/a Women’s Hospital) 1026 N. Flowood Drive[4] Flowood, MS 39232	ROH, LLC	Rankin County, MS

44.	Davis Regional Medical Center 218 Old Mocksville Road Statesville, NC 28625	Statesville HMA, LLC	Iredell County, NC

45.	Venice Regional Medical Center 540 The Rialto Venice, FL 34285	Venice HMA, LLC	Sarasota County, FL

46.	Merit Health Natchez 54 Seargent S Prentiss Drive Natchez, MS 39120	Natchez Hospital Company, LLC	Adams County, MS

47.	Crestwood Medical Center One Hospital Drive SW Huntsville, AL 35801	Crestwood Healthcare, L.P.	Madison County, AL

48.	Laredo Medical Center 1700 East Saunders Street Laredo, TX 78041	Laredo Texas Hospital Company, L.P.	Webb County, TX

49.	Greenbrier Valley Medical Center (Site 57). 1320 Maplewood Ave, Ronceverte, WV 24970	Greenbrier VMC LLC	Greenbrier County Recorder, WV

[3]	Site also includes the following building numbers: 2370, 2380, and 2450.
[4]	Mortgage includes the following address: 1030 N. Flowood Drive, Flowood, MS 39232.

Schedule VI to the Guarantee and

Collateral Agreement

U.S. COPYRIGHTS OWNED BY CHS/COMMUNITY HEALTH SYSTEMS, INC.

U.S. Copyright Registrations

Registered Owner	Title	Application /Registration Number
CHS/Community Health Systems, Inc.	CHS/Community Health Systems, Inc. : clinical guidelines for inpatient care	TXu000958466

Pending U.S. Copyright Applications for Registration

None.

Non-U.S. Copyright Registrations

None.

Non-U.S. Pending Copyright Applications for Registration

None.

U.S. COPYRIGHTS OWNED BY CHSPSC, LLC

U.S. Copyright Registrations

Registered Owner	Title	Application /Registration Number

CHSPSC, LLC	EVENT REPORTING SYSTEM	TX 6-911-875; TX 6-684-998 (supplement)

CHSPSC, LLC	CREDENTIALING	TX 6-911-873; TX 6-684-999 (supplement)

CHSPSC, LLC	CASE MANAGEMENT	TX 7-184-373

CHSPSC, LLC	CALLBACK ADMINISTRATOR (DCA/PCA)	TXu 1-687-639

CHSPSC, LLC	PHYSICIAN START-UP	TXu 1-687-641

Pending U.S. Copyright Applications for Registration

None.

Non-U.S. Copyright Registrations

None.

Non-U.S. Pending Copyright Applications for Registration

None.

LICENSES

None.

PATENTS

None.

TRADEMARK/TRADE NAMES OWNED BY CHS/COMMUNITY HEALTH SYSTEMS,

INC.

U.S. Trademark Registrations

Registered Owner	Mark	Application/Registration Number

CHS/Community Health Systems, Inc.	CHS & design	1988032

U.S. Trademark Applications

None.

State Trademark Registrations

Registered Owner	Mark	Reg. No.

CHS/Community Health Systems, Inc.	COMMUNITY HEALTH SYSTEMS	Tennessee State Registration No. 42743

Non-U.S. Trademark Registrations

None.

Non-U.S. Trademark Applications

None.

Trade Names

None.

TRADEMARK/TRADE NAMES OWNED BY CHSPSC, LLC

Registered Owner	Mark	Application/Registration Number

CHSPSC, LLC	GATEWAY MEDICAL CENTER	2775950

CHSPSC, LLC	DESIGN ONLY	3285337

CHSPSC, LLC	DESIGN ONLY	3444757

CHSPSC, LLC	REDIMED	3037881

CHSPSC, LLC	LUTHERAN CHILDREN’S HOSPITAL	3144409

CHSPSC, LLC	LUTHERAN HEALTH NETWORK	3185051

CHSPSC, LLC	LUTHERAN HEALTH NETWORK	6157240

CHSPSC, LLC	LUTHERAN AIR	6141356

CHSPSC, LLC	LUTHERAN HEART CENTER	3156408

CHSPSC, LLC	LUTHERAN HEART PAVILION	3131393

CHSPSC, LLC	LUTHERAN HOSPITAL OF INDIANA	3144410

CHSPSC, LLC	REHABILITATION HOSPITAL OF FORT WAYNE	3111485

CHSPSC, LLC	ST. JOSEPH BEHAVIORAL HEALTH	3179375

CHSPSC, LLC	DESIGN ONLY	3167543

CHSPSC, LLC	LUTHERAN SLEEP DISORDERS CENTER	3166943

CHSPSC, LLC		4242072

CHSPSC, LLC	ALLIANCE HEALTH OKLAHOMA	5042163

CHSPSC, LLC	COMMUNITY CARES	2499955

CHSPSC, LLC	COMMUNITY CARES	2463771

CHSPSC, LLC	HEALTHY WOMAN and Design	3852138

CHSPSC, LLC	MEDSTAT w/butterfly in blue circle	4416896

CHSPSC, LLC	MY HEALTH HOME	4921138

CHSPSC, LLC	MYHEALTHINFOHOME	4921170

CHSPSC, LLC	MYHEALTHINFOHOME (Plus design)	4921169

CHSPSC, LLC	SENIOR CIRCLE	5474936

CHSPSC, LLC	TINY TOES A TIP-TOP OB CLUB and Design	4107963

CHSPSC, LLC	VIRTUALHEALTH CONNECT and Design	5300774

U.S. Trademark Applications

None.

State Trademark Registrations

Registered Owner	Mark	Reg. No.

CHSPSC, LLC	DUKES MEMORIAL HOSPITAL	Indiana State Registration (ID: 2007-0023)

CHSPSC, LLC	DUPONT HOSPITAL	Indiana State Registration (ID: 2007-0022)

Non-U.S. Trademark Registrations

None.

Non-U.S. Trademark Applications

None.

Trade Names

None.

Schedule VII to the Guarantee and

Collateral Agreement

COMMERCIAL TORT CLAIMS

Collier HMA Physician Management, LLC d/b/a Physicians Regional Medical Group, a Florida limited liability company; and Naples HMA, LLC d/b/a Physicians Regional Medical Center – Pine Ridge and Physicians Regional Medical Center – Collier Boulevard, a Florida limited liability company v. NCA Healthcare Systems, Inc., a Florida not-for-profit corporation; Naples Community Hospital, Inc., a Florida not-for-profit corporation; and NCHMD, Inc., a Florida not-for-profit corporation: Suit pending in U.S. District Court for the Middle District of Florida for tortiously interfering with advantageous contractual and/or business relationships, conspiring to tortiously interfere with those relationships, engaging in unfair trade practices and engaging in unfair competition.

West Virginia University Hospitals, Inc., et al v Purdue Pharma LP, et al: Circuit Court of Marshall County, WV. Suit against opioid manufacturers, distributors and retailers for economic damages sustained as a result of treating patients for opioid-related conditions (affiliated entities are Oak Hill Hospital Corporation, Bluefield Hospital Company, LLC, Greenbrier VMC, LLC).

Kingman Hospital Inc., et al v Purdue Pharma, LP, et al: Superior Court of the State of Arizona for the County of Mohave. Suit against opioid manufacturers, distributors and retailers for economic damages sustained as a result of treating patients for opioid-related conditions (Bullhead City Hospital Corporation, Northwest Hospital, LLC, Oro Valley Hospital, LLC).

Takoma Regional Hospital, Inc., et al v Purdue Pharma, LP, et al: Circuit Court for Greene County, Tennessee, at Greeneville. Suit against opioid manufacturers, distributors and retailers for economic damages sustained as a result of treating patients for opioid-related conditions (Campbell County HMA, LLC, Clarksville Health System, GP, Cleveland Tennessee Hospital Company, LLC, Cocke County HMA, LLC, Jefferson County HMA, LLC, Lexington Hospital Corporation, Metro Knoxville HMA, LLC, Shelbyville Hospital Company, LLC, Tullahoma HMA, LLC).

The DCH Health Care Authority, et al v Purdue Pharma, LP, et al: Circuit Court of Conecuh County, Alabama. Suit against opioid manufacturers, distributors and retailers for economic damages sustained as a result of treating patients for opioid-related conditions (Crestwood Healthcare LP, Triad of Alabama, LLC, QHG of Enterprise, Inc., Affinity Hospital, LLC, Gadsden Regional Medical Center, LLC, Foley Hospital Corporation).

Singing River Health System, et al v Richard Sackler, et al: Chancery Court of Jackson County, Mississippi. Suit against opioid manufacturers, distributors and retailers for economic damages sustained as a result of treating patients for opioid-related conditions (Clarksdale HMA, LLC, Jackson HMA, LLC, Madison HMA, LLC, Brandon HMA, LLC, Wesley Health System, LLC, Natchez Hospital Company, LLC, River Oaks Hospital, LLC, Vicksburg Healthcare, LLC, ROH, LLC).

Dallas County Hospital District, et al v Purdue Pharma, LP, et al: District Court of Dallas County, Texas. Suit against opioid manufacturers, distributors and retailers for economic damages sustained as a result of treating patients for opioid-related conditions (ARMC, LP, Granbury Hospital Corporation, Navarro Hospital, LP, Brownwood Hospital, LP, Victoria of Texas, LP, Laredo Texas Hospital Company, LP, San Angelo Hospital, LP, Cedar Park Health System, LP, NHCI of Hillsboro, Inc., Longview Medical Center, LP, Piney Woods Healthcare System, LP).

Florida Health Sciences Center, Inc., et al v Richard Sackler, et al: Circuit Court of the Seventeenth Judicial Circuit for Broward County, Florida. Suit against opioid manufacturers, distributors and retailers for economic damages sustained as a result of treating patients for opioid-related conditions (Bayfront HMA Medical Center, LLC, Citrus HMA, LLC, Crestview Hospital Corporation, Haines City HMA, LLC, Hernando HMA, LLC, HMA Santa Rosa Medical Center, LLC, Key West HMA, LLC, Lake Shore HMA, LLC, Lake Wales Hospital Corporation, Live Oak HMA, LLC, Naples HMA, LLC, Port Charlotte HMA, LLC, Punta Gorda HMA, LLC, Starke HMA, LLC, Venice HMA, LLC).

Fayetteville Arkansas Hospital Company, LLC, et al v Amneal Pharmaceuticals, LLC, et al: Circuit Court of Washington County, Arkansas. Suit against opioid manufacturers, distributors and retailers for economic damages sustained as a result of treating patients for opioid-related conditions (Fayetteville Arkansas Hospital Company, LLC, Northwest Arkansas Hospitals, LLC, Siloam Springs Arkansas Hospital Company, LLC).

Lester E. Cox Medical Centers d/b/a Cox Medical Centers, et al v Amneal Pharmaceuticals, LLC, et al: Circuit Court of Greene County, Missouri. Suit against opioid manufacturers, distributors and retailers for economic damages sustained as a result of treating patients for opioid-related conditions (Kennett HMA, LLC, Kirksville Missouri Hospital Company, LLC, Moberly Hospital Company, LLC, Poplar Bluff Regional Medical Center, LLC).

In re: Purdue Pharma, L.P.: U.S. Bankruptcy Court for the Southern District of New York. Unsecured claims for opioid related issues on behalf of Company hospital entity affiliates.

V11-2

Exhibit A to the

Collateral Agreement

SUPPLEMENT NO. [•] (this “Supplement”) dated as of [•], 20[•] to the Amended and Restated Junior-Priority Collateral Agreement dated as of February 2, 2021 (the “Collateral Agreement”), among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Company”), COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (“Parent”), each Subsidiary from time to time party thereto (each such Subsidiary individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, the Company and Parent are referred to collectively herein as the “Grantors”) and REGIONS BANK (together with its affiliates “Regions Bank”), as collateral agent (in such capacity, the “Junior-Priority Collateral Agent”) for the Secured Parties (as defined therein).

A. Reference is made to (a) that certain indenture, dated as of June 22, 2018, governing the Company’s Junior-Priority Senior Secured Notes due 2023 (such notes, the “2023 Notes”) (as amended, restated, supplemented or otherwise modified from time to time, the “2023 Notes Indenture”), among the Company, each guarantor party thereto and Regions Bank, an Alabama banking corporation, as trustee and the Junior-Priority Collateral Agent and (b) that certain indenture, dated as of June 22, 2018, governing the Company’s 8.125% Junior-Priority Senior Secured Notes due 2024 (such notes, the “2024 Notes” and, together with the 2023 Notes, the “Notes”) (as amended, restated, supplemented or otherwise modified from time to time, the “2024 Notes Indenture” and, together with the 2023 Notes Indenture, the “Indentures”), among the Company, each guarantor party thereto and Regions Bank, an Alabama banking corporation, as trustee and the Junior-Priority Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the 2023 Notes Indenture or the Collateral Agreement referred to therein, as applicable.

C. The Grantors have entered into the Collateral Agreement in order to induce the Secured Parties to make certain extensions of credit. Section 6.16 of the Collateral Agreement provides that additional Subsidiaries may become Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement to become a Grantor under the Collateral Agreement.

Accordingly, the Junior-Priority Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 6.16 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Junior-Priority Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Junior-Priority Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Junior-Priority Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Junior-Priority Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Junior-Priority Collateral Agent. Any signature to this Supplement may be delivered by facsimile, electronic mail (including .pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment hereto. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Supplement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

SECTION 4. The New Subsidiary hereby represents and warrants that as of the date hereof (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Capital Stock and Pledged Debt Securities now owned by the New Subsidiary and required to be pledged under the Collateral Agreement and (ii) any and all Intellectual Property now owned by the New Subsidiary and that would have been required to be listed on Schedule V to the Collateral Agreement on the Restatement Effective Date and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.

SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telecopy or electronically mailed, as follows:

(a) if to the Junior-Priority Collateral Agent, the 2023 Notes Authorized Representative or the 2024 Notes Authorized Representative, to it as provided in Section 6.01 of the Collateral Agreement;

(b) if to an Additional Authorized Representative, to it at the address set forth in the applicable Officer’s certificate delivered in accordance with Section 6.09(c); or

(c) if to the Company, Parent or any Subsidiary Guarantor (including, for the avoidance of doubt, the New Subsidiary), to it as provided in Section 6.01 of the Collateral Agreement.

Any party hereto may change its address or telecopy number for communications and notices hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or electronically mailed or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 6.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 6.01.

SECTION 9. The New Subsidiary agrees to reimburse the Junior-Priority Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of one counsel for the Junior-Priority Collateral Agent in each relevant jurisdiction.

IN WITNESS WHEREOF, the New Subsidiary and the Junior-Priority Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by

Name:

Title:

Address:

Legal Name:

Jurisdiction of Formation:

REGIONS BANK, as Junior-Priority Collateral Agent,

by

Name:

Title:

by

Name:

Title:

[Signature Page to Junior-Priority Collateral Agreement]

Collateral of the New Subsidiary

CAPITAL STOCK

Company	Number of Certificate	Registered Owner	Number and Class of Capital Stock	Percentage of Capital Stock

PLEDGED DEBT SECURITIES

Company	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERTY

[Follow format of Schedule III to the

Collateral Agreement.]